                               EXHIBIT 2.1
                                                             CONFORMED COPY








                       AGREEMENT AND PLAN OF MERGER


                                  BETWEEN


                            CFSB BANCORP, INC.

                                    AND

                      OLD KENT FINANCIAL CORPORATION



                       Dated as of February 24, 1999

























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                             TABLE OF CONTENTS
                                                                          PAGE

   ARTICLE I - THE TRANSACTION. . . . . . . . . . . . . . . . . . . . . . . .1
         1.1  MERGER OF CFSB WITH AND INTO OLD KENT . . . . . . . . . . . . .1
         1.2  THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . .2
         1.3  EFFECTIVE TIME OF THE MERGER  . . . . . . . . . . . . . . . . .2
         1.4  BANK CONSOLIDATION  . . . . . . . . . . . . . . . . . . . . . .2
         1.5  ADDITIONAL ACTIONS  . . . . . . . . . . . . . . . . . . . . . .2
         1.6  SURVIVING CORPORATION . . . . . . . . . . . . . . . . . . . . .3

   ARTICLE II - CONVERSION AND EXCHANGE OF SHARES . . . . . . . . . . . . . .3
         2.1  CONVERSION OF SHARES  . . . . . . . . . . . . . . . . . . . . .3
         2.2  UPSET PROVISION . . . . . . . . . . . . . . . . . . . . . . . .4
         2.3  ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .5
         2.4  CESSATION OF STOCKHOLDER STATUS . . . . . . . . . . . . . . . .7
         2.5  SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD KENT
              COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . .7
         2.6  NO FRACTIONAL SHARES. . . . . . . . . . . . . . . . . . . . . .8
         2.7  ASSUMPTION OF STOCK OPTIONS . . . . . . . . . . . . . . . . . .9

   ARTICLE III - OLD KENT'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . .9
         3.1  AUTHORIZATION, NO CONFLICTS, ETC. . . . . . . . . . . . . . . .10
         3.2  ORGANIZATION AND GOOD STANDING  . . . . . . . . . . . . . . . .11
         3.3  SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . . .11
         3.4  CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . .11
         3.5  OLD KENT COMMON STOCK . . . . . . . . . . . . . . . . . . . . .12
         3.6  FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . .12
         3.7  ABSENCE OF UNDISCLOSED LIABILITIES  . . . . . . . . . . . . . .13
         3.8  ABSENCE OF MATERIAL ADVERSE CHANGE  . . . . . . . . . . . . . .13
         3.9  ABSENCE OF LITIGATION . . . . . . . . . . . . . . . . . . . . .13
        3.10  REGULATORY FILINGS. . . . . . . . . . . . . . . . . . . . . . .14
        3.11  REGISTRATION STATEMENT, ETC . . . . . . . . . . . . . . . . . .14
        3.12  INVESTMENT BANKERS AND BROKERS. . . . . . . . . . . . . . . . .14
        3.13  ACCOUNTING AND TAX TREATMENT. . . . . . . . . . . . . . . . . .15
        3.14  AGREEMENTS WITH BANK REGULATORS . . . . . . . . . . . . . . . .15
        3.15  EVENTS SINCE DECEMBER 31, 1998. . . . . . . . . . . . . . . . .15
        3.16  RESERVE FOR LOAN LOSSES . . . . . . . . . . . . . . . . . . . .15
        3.17  PUBLIC COMMUNICATIONS; SECURITIES OFFERING  . . . . . . . . . .15
        3.18  YEAR 2000 COMPLIANCE. . . . . . . . . . . . . . . . . . . . . .15
        3.19  TRUE AND COMPLETE INFORMATION . . . . . . . . . . . . . . . . .16

   ARTICLE IV - CFSB'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . .16
         4.1  AUTHORIZATION, NO CONFLICTS, ETC. . . . . . . . . . . . . . . .16
         4.2  ORGANIZATION AND GOOD STANDING  . . . . . . . . . . . . . . . .17
         4.3  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . .17
         4.4  CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . .18
         4.5  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . .19

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         4.6  ABSENCE OF UNDISCLOSED LIABILITIES. . . . . . . . . . . . . . .20
         4.7  ABSENCE OF MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . .20
         4.8  ABSENCE OF LITIGATION . . . . . . . . . . . . . . . . . . . . .20
         4.9  CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . .20
        4.10  CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . .20
        4.11  REGULATORY FILINGS. . . . . . . . . . . . . . . . . . . . . . .21
        4.12  REGISTRATION STATEMENT, ETC . . . . . . . . . . . . . . . . . .21
        4.13  AGREEMENTS WITH BANK REGULATORS . . . . . . . . . . . . . . . .21
        4.14  TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .22
        4.15  TITLE TO PROPERTIES . . . . . . . . . . . . . . . . . . . . . .22
        4.16  CONDITION OF REAL PROPERTY. . . . . . . . . . . . . . . . . . .23
        4.17  REAL AND PERSONAL PROPERTY LEASES . . . . . . . . . . . . . . .23
        4.18  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .24
        4.19  REQUIRED LICENSES, PERMITS, ETC . . . . . . . . . . . . . . . .24
        4.20  CERTAIN EMPLOYMENT MATTERS. . . . . . . . . . . . . . . . . . .24
        4.21  EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . .25
        4.22  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . .27
        4.23  DUTIES AS FIDUCIARY . . . . . . . . . . . . . . . . . . . . . .28
        4.24  INVESTMENT BANKERS AND BROKERS. . . . . . . . . . . . . . . . .28
        4.25  CFSB-RELATED PERSONS. . . . . . . . . . . . . . . . . . . . . .29
        4.26  CHANGE IN BUSINESS RELATIONSHIPS. . . . . . . . . . . . . . . .29
        4.27  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .29
        4.28  BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . .29
        4.29  LOAN GUARANTEES . . . . . . . . . . . . . . . . . . . . . . . .30
        4.30  EVENTS SINCE DECEMBER 31, 1998. . . . . . . . . . . . . . . . .30
        4.31  RESERVE FOR LOAN LOSSES . . . . . . . . . . . . . . . . . . . .30
        4.32  LOAN ORIGINATION AND SERVICING. . . . . . . . . . . . . . . . .31
        4.33  PUBLIC COMMUNICATIONS; SECURITIES OFFERING. . . . . . . . . . .31
        4.34  NO INSIDER TRADING. . . . . . . . . . . . . . . . . . . . . . .31
        4.35  DATA PROCESSING CONTRACTS . . . . . . . . . . . . . . . . . . .31
        4.36  YEAR 2000 COMPLIANCE. . . . . . . . . . . . . . . . . . . . . .31
        4.37  ACCOUNTING AND TAX TREATMENT. . . . . . . . . . . . . . . . . .32
        4.38  TRUE AND COMPLETE INFORMATION . . . . . . . . . . . . . . . . .32

   ARTICLE V - COVENANTS PENDING CLOSING. . . . . . . . . . . . . . . . . . .32
         5.1  DISCLOSURE STATEMENTS; ADDITIONAL INFORMATION . . . . . . . . .32
         5.2  CHANGES AFFECTING REPRESENTATIONS . . . . . . . . . . . . . . .33
         5.3  CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME--CFSB  . . . . .33
         5.4  APPROVAL OF PLAN OF MERGER. . . . . . . . . . . . . . . . . . .36
         5.5  REGULAR DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . .37
         5.6  DATA PROCESSING AND RELATED CONTRACTS . . . . . . . . . . . . .37
         5.7  AFFILIATES -- COMPLIANCE WITH ACCOUNTING AND SECURITIES RULES .38
         5.8  INDEMNIFICATION AND INSURANCE . . . . . . . . . . . . . . . . .38
         5.9  EXCLUSIVE COMMITMENT. . . . . . . . . . . . . . . . . . . . . .39
        5.10  REGISTRATION STATEMENT. . . . . . . . . . . . . . . . . . . . .40
        5.11  OTHER FILINGS . . . . . . . . . . . . . . . . . . . . . . . . .41
        5.12  MISCELLANEOUS AGREEMENTS AND CONSENTS . . . . . . . . . . . . .41
        5.13  ACCESS AND INVESTIGATION. . . . . . . . . . . . . . . . . . . .41

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        5.14  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . .41
        5.15  ENVIRONMENTAL INVESTIGATION . . . . . . . . . . . . . . . . . .42
        5.16  ESOP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
        5.17  TERMINATION OF 401(K) PLAN. . . . . . . . . . . . . . . . . . .43
        5.18  EMPLOYMENT AMENDMENTS . . . . . . . . . . . . . . . . . . . . .43
        5.19  ACCOUNTING AND TAX TREATMENT. . . . . . . . . . . . . . . . . .44
        5.20  PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . . .44

   ARTICLE VI - CONDITIONS PRECEDENT TO OLD KENT'S OBLIGATIONS. . . . . . . .44
        6.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC . . . . . . . . .44
        6.2  OPINION OF LEGAL COUNSEL . . . . . . . . . . . . . . . . . . . .45
        6.3  REQUIRED REGULATORY APPROVALS. . . . . . . . . . . . . . . . . .45
        6.4  STOCKHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . .45
        6.5  ORDER, DECREE, ETC . . . . . . . . . . . . . . . . . . . . . . .45
        6.6  PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . .45
        6.7  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . .45
        6.8  REGISTRATION STATEMENT . . . . . . . . . . . . . . . . . . . . .46
        6.9  CERTIFICATE AS TO OUTSTANDING SHARES . . . . . . . . . . . . . .46
       6.10  CHANGE OF CONTROL WAIVERS. . . . . . . . . . . . . . . . . . . .46
       6.11  POOLING ASSURANCES . . . . . . . . . . . . . . . . . . . . . . .46
       6.12  NO DEFAULT UNDER ESOP LOAN AGREEMENT . . . . . . . . . . . . . .46
       6.13  EMPLOYMENT AMENDMENTS. . . . . . . . . . . . . . . . . . . . . .46

   ARTICLE VII - CONDITIONS PRECEDENT TO CFSB'S OBLIGATIONS . . . . . . . . .47
        7.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC . . . . . . . . .47
        7.2  OPINION OF LEGAL COUNSEL . . . . . . . . . . . . . . . . . . . .47
        7.3  REQUIRED REGULATORY APPROVALS. . . . . . . . . . . . . . . . . .47
        7.4  STOCKHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . .47
        7.5  ORDER, DECREE, ETC . . . . . . . . . . . . . . . . . . . . . . .47
        7.6  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . .48
        7.7  REGISTRATION STATEMENT . . . . . . . . . . . . . . . . . . . . .48
        7.8  FAIRNESS OPINION . . . . . . . . . . . . . . . . . . . . . . . .48
        7.9  LISTING OF SHARES. . . . . . . . . . . . . . . . . . . . . . . .48
       7.10  EXCHANGE AGENT CERTIFICATE . . . . . . . . . . . . . . . . . . .48

    ARTICLE VIII - ABANDONMENT OF MERGER  . . . . . . . . . . . . . . . . . .49
        8.1  MUTUAL ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . .49
        8.2  UPSET DATE . . . . . . . . . . . . . . . . . . . . . . . . . . .49
        8.3  OLD KENT'S RIGHTS TO TERMINATE . . . . . . . . . . . . . . . . .49
        8.4  CFSB'S RIGHTS TO TERMINATE . . . . . . . . . . . . . . . . . . .49
        8.5  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . .50

   ARTICLE IX - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .50
        9.1  "MATERIAL ADVERSE EFFECT" DEFINED. . . . . . . . . . . . . . . .50
        9.2  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS . . .51
        9.3  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .51
        9.4  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
        9.5  SPECIFIC ENFORCEMENT . . . . . . . . . . . . . . . . . . . . . .51

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        9.6  JURISDICTION; VENUE; JURY. . . . . . . . . . . . . . . . . . . .51
        9.7  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
        9.8  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
        9.9  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .52
       9.10  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .52
       9.11  THIRD PARTY BENEFICIARIES. . . . . . . . . . . . . . . . . . . .52
       9.12  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . .53
       9.13  FURTHER ASSURANCES; PRIVILEGES . . . . . . . . . . . . . . . . .53
       9.14  HEADINGS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . .53
       9.15  CALCULATION OF DATES AND DEADLINES . . . . . . . . . . . . . . .53
       9.16  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .53


DEFINITIONS

401(k) PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
AMEX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
BANK CONSOLIDATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
BANK CONSOLIDATION AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .2
BANKING CODE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
BUSINESS COMBINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
CALL REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
CERTIFICATES OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
CFSB AFFILIATE AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 38
CFSB BANK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
CFSB COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
CFSB DISCLOSURE STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 16
CFSB'S FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 19
CFSB'S LEASES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
CFSB'S REAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
CFSB-RELATED PERSON. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
CONSTITUENT CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
CONTROL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
DESIGNATED CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
DGCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
DIVIDEND LAG PERIOD. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
EMPLOYEE BENEFIT PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
EMPLOYMENT AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
EMPLOYMENT-RELATED PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 24
ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
ENVIRONMENTAL RISK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
ESOP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
ESOP LOAN AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

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EXCHANGE ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
EXCHANGE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
EXCHANGE RATIO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
FDIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
FEDERAL BANK HOLDING COMPANY ACT . . . . . . . . . . . . . . . . . . . . . . 11
FEDERAL RESERVE BOARD. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
FELDMAN FINANCIAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
FIB. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
FIDUCIARY EVENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
FINAL INDEX PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
FINAL OLD KENT PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
FLOOR OLD KENT PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
HAZARDOUS SUBSTANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
HOLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
INDEMNIFIED PARTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
INDEX COMPANIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
INITIAL INDEX PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
INITIAL OLD KENT PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
INSURANCE AMOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
INTERNAL REVENUE CODE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
MATERIAL ADVERSE EFFECT. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
MERGER.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
MICHIGAN ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
NASDAQ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
NOTIFYING PARTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
NYSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
OLD CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
OLD KENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
OLD KENT COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
OLD KENT DISCLOSURE STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . .9
OLD KENT RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
OLD KENT RIGHTS AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 11
OLD KENT'S FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . 12
OPTION AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
OPTION PLANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
OTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
PHASE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
PHASE II AND III WORK. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
PLAN OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
PRICING PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
PROPOSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
PROSPECTUS AND PROXY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . 14
REGISTRATION STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

SAVINGS BANK ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
SPECIAL PRO-RATA DIVIDEND. . . . . . . . . . . . . . . . . . . . . . . . . . 37
STOCKHOLDERS' MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
SUPERIOR PROPOSAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
SURVIVING CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
TRANSACTION DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
UNEXERCISED OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
UPSET CONDITION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
WEIGHTED AVERAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
YEAR 2000 ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
YEAR 2000 PROBLEM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
YEAR 2000 READY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

EXHIBITS

     A    CFSB Stock Option Agreement
     B    Index Companies
     C    Schedule of Additional Information
     D    Form of CFSB's Affiliate Agreement
     E    Form of CFSB's Counsel's Legal Opinion
     F    Form of Old Kent's Counsel's Legal Opinion

                       AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "PLAN OF MERGER") is made as of February 24, 1999, between CFSB Bancorp, Inc., a Delaware corporation head-quartered at 112 E. Allegan Street, Lansing, Michigan 48933 ("CFSB"), and Old Kent Financial Corporation, a Michigan corporation headquartered at One Vandenberg Center, 111 Lyon Street, N.W., Grand Rapids, Michigan 49503 ("OLD KENT").

     Old Kent and CFSB desire that CFSB and its subsidiaries become affili-ated with Old Kent. The affiliation would be effected through the merger of CFSB with and into Old Kent in accordance with this Plan of Merger and in accordance with the Business Corporation Act of the State of Michigan, as amended (the "MICHIGAN ACT") and the Delaware General Corporation Law, as amended (the "DGCL"). The transactions contemplated by and described in this Plan of Merger are referred to as the "MERGER." Simultaneously with or as soon as reasonably practical following the consummation of the Merger, CFSB's wholly owned subsidiary, Community First Bank ("CFSB BANK"), will be consolidated with and into Old Kent's wholly owned subsidiary, Old Kent Bank.

     It is intended that, for federal tax purposes, the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE"). It is also in-tended that, for accounting and financial reporting purposes, the Merger shall be accounted for as a pooling-of-interests.

     As a condition to, and concurrently with the execution of, this Plan of Merger, CFSB and Old Kent are entering into a Stock Option Agreement attached as EXHIBIT A (the "OPTION AGREEMENT").

     In consideration of the representations, warranties, and covenants contained in this Plan of Merger, the parties agree:


                        ARTICLE I - THE TRANSACTION

     Subject to the terms and conditions of this Plan of Merger, the Merger shall be carried out in the following manner:

     1.1 MERGER OF CFSB WITH AND INTO OLD KENT. At the Effective Time, CFSB shall be merged with and into Old Kent. CFSB and Old Kent are each sometimes referred to as a "CONSTITUENT CORPORATION" prior to the Merger. At the Effective Time, the Constituent Corporations shall become a single corporation, which shall be Old Kent (the "SURVIVING CORPORATION"). The effect of the Merger upon each of the Constituent Corporations and the Surviving Corporation shall be as provided in Chapter Seven of the Michigan Act and Subchapter IX of the DGCL with respect to the merger of domestic and foreign corporations, where the surviving corporation will be subject to the laws of the State of Michigan.

     1.2 THE CLOSING. The "CLOSING" shall be held at such time, date, and location as may be mutually agreed by the parties. In the absence of such agreement, the Closing shall be held at the offices of Warner Norcross & Judd LLP, 111 Lyon Street, N.W., Grand Rapids, Michigan, commencing at
11 a.m. on the earliest date specified by either party upon 10 business days' written notice (or at the election of Old Kent, on the last business day of the month) after the last to occur of the following events: (a) receipt of all consents and approvals of government regulatory authorities legally required to consummate the Merger and the expiration of all statu-tory waiting periods; and (b) adoption of this Plan of Merger by CFSB's stockholders. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either Old Kent or CFSB as set forth in Articles VI and VII, respectively. Upon completion of the Closing, CFSB and Old Kent shall each execute and file the certificates of merger as required by the Michigan Act and DGCL to effect the Merger (col-lectively, the "CERTIFICATES OF MERGER").

     1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall be consummated on the next business day, or other mutually agreed upon date, following the Closing by filing the Certificates of Merger in the manner required by law. The "EFFECTIVE TIME" of the Merger shall be as of the time and date speci-fied in the Certificates of Merger, but not later than the next business day, or other mutually agreed upon date, following the Closing.

     1.4 BANK CONSOLIDATION. After the Effective Time, Old Kent intends to consolidate CFSB Bank and Old Kent Bank into a single Michigan banking corporation where Old Kent Bank will be the consolidated bank resulting from the transaction (the "BANK CONSOLIDATION"). The Bank Consolidation will be effected pursuant to a consolidation agreement (the "BANK CONSOLI-DATION AGREEMENT"), in the form required by the Michigan Banking Code of 1969, as amended (the "BANKING CODE"), and by other applicable laws, con-taining terms and conditions, not inconsistent with this Plan of Merger, as determined by Old Kent Bank. The Bank Consolidation shall only occur if the Merger is consummated, and it shall become effective immediately after the Effective Time or such later time as may be determined by Old Kent. To obtain the necessary regulatory approval for the Bank Consolidation to occur immediately after the Effective Time, CFSB and CFSB Bank shall each execute and deliver the Bank Consolidation Agreement and take other reason-ably required or convenient steps prior to the Effective Time to effect the Bank Consolidation. The effectiveness of the Bank Consolidation Agreement, regardless of when executed and delivered, shall be subject to Old Kent's action, in its capacity as the sole shareholder of CFSB Bank, to approve the Bank Consolidation Agreement immediately after the Effective Time.

     1.5 ADDITIONAL ACTIONS. At any time after the Effective Time, the Surviving Corporation may determine that further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its rights, title, or interest in, to, or under any of the rights, properties, or assets of CFSB acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger. CFSB hereby grants to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, as-signments, and assurances and to do all acts necessary, proper, or conve-nient to accomplish this purpose. This limited power of attorney shall only be operative following the Effective Time. The proper officers and directors of the Surviving Corporation shall be fully authorized in the name of CFSB to take any and all such action contemplated by this Plan of Merger.

     1.6 SURVIVING CORPORATION. Immediately after the Effective Time, the Surviving Corporation shall have the following attributes until they are subsequently changed in the manner provided by law:

               1.6.1 NAME. The name of the Surviving Corporation shall be "Old Kent Financial Corporation."

               1.6.2 ARTICLES OF INCORPORATION. The articles of incorporation of the Surviving Corporation shall be the articles of incorporation of Old Kent as in effect immediately prior to the Effective Time, without change.

               1.6.3 BYLAWS. The bylaws of the Surviving Corporation shall be the bylaws of Old Kent as in effect immediately prior to the Effective Time, without change.

               1.6.4 DIRECTORS. The directors of the Surviving Corporation shall be the same as the directors of Old Kent immediately prior to the Effective Time.

               1.6.5 OFFICERS. The officers of the Surviving Corporation shall be the same as the officers of Old Kent immediately prior to the Ef-fective Time.


              ARTICLE II - CONVERSION AND EXCHANGE OF SHARES

     Subject to the terms and conditions of this Plan of Merger, the ex-change of the common stock, $0.01 par value per share, of CFSB ("CFSB COM-MON STOCK") for the common stock, $1 par value per share, of Old Kent ("OLD KENT COMMON STOCK") shall be effected as follows:

     2.1  CONVERSION OF SHARES.  At the Effective Time:

               2.1.1 CONVERSION OF CFSB COMMON STOCK. Except as provided be-low, each share of CFSB Common Stock outstanding immediately prior to the Effective Time shall be converted automatically into 0.6222 (the "EXCHANGE RATIO") shares of validly issued, fully paid, and nonassessable Old Kent Common Stock.

               2.1.2 OLD KENT RIGHTS. Each share of Old Kent Common Stock to be issued in the Merger will have attached to it the number of "Old
     Kent Rights" issuable pursuant to the "Old Kent Rights Agreement" (as those terms are defined in Section 3.4.1) then represented by each share of Old Kent Common Stock at the Effective Time, provided that the Old Kent Rights are not then separately transferable.

               2.1.3 NO CONVERSION OF OLD KENT COMMON STOCK. Each share of Old Kent Common Stock outstanding immediately prior to the Effective Time shall continue to be outstanding without any change. Each shareholder of Old Kent whose shares were outstanding immediately before the Ef-fective Time will hold the same number of shares of the Surviving Corporation, with identical designations, preferences, limitations, and relative rights, immediately after the Effective Time.

               2.1.4 STOCK HELD BY OLD KENT. Each share of CFSB Common Stock, if any, held by Old Kent or any of its subsidiaries for its own ac-count, and not in a fiduciary capacity for a person other than Old
     Kent or any of its subsidiaries or as a result of debts previously contracted, shall be canceled and no consideration shall be issuable or payable with respect to any such share.

               2.1.5 TREASURY SHARES. Each share of CFSB Common Stock held by CFSB as a treasury share, if any, shall be canceled and no Old Kent
     Common Stock or other consideration shall be issuable or payable with respect to any such share.

               2.1.6 CFSB COMMON STOCK NO LONGER OUTSTANDING. Each share of CFSB Common Stock outstanding immediately prior to the Effective Time shall be considered to be no longer outstanding and to represent shares of Old Kent Common Stock as provided in this Plan of Merger, together with any dividends and other distributions payable as pro-vided in Section 2.5.4 (DIVIDENDS PENDING SURRENDER), but subject to the payment of cash in lieu of fractional shares as provided in Sec-tion 2.6 (NO FRACTIONAL SHARES).

     2.2  UPSET PROVISION.  After a Closing is properly called pursuant to
Section 1.2 (THE CLOSING), CFSB shall have the right to terminate this Plan of Merger if the "Upset Condition" then exists.

               2.2.1 The "UPSET CONDITION" shall exist if both of the following conditions then exist:

                      (a) The Final Old Kent Price is less than $38.25 (the "FLOOR OLD KENT PRICE"); and

                      (b) The number determined by dividing the Final Old Kent Price by $45.00 (the "INITIAL OLD KENT PRICE") is less than the number obtained by subtracting (i) 0.15 from (ii) the quotient obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below).

               2.2.2 The "FINAL OLD KENT PRICE" means the average of the clos-ing prices per share of Old Kent Common Stock reported on the New York Stock Exchange ("NYSE") during the ten consecutive full trading days ending on the eleventh business day prior to the date of the Closing
     (the "PRICING PERIOD"), as reported in the DOW JONES NEWS/RETRIEVAL system, or other equally reliable means.

               2.2.3 The "INITIAL INDEX PRICE" means the Weighted Average (as defined below) of the closing prices per share of each of the common stocks of the Index Companies as reported on NYSE, The Nasdaq Stock Market ("NASDAQ"), or the American Stock Exchange ("AMEX") on February 19, 1999.

               2.2.4 The "FINAL INDEX PRICE" means the Weighted Average of the average closing prices per share of each of the common stocks of the Index Companies as reported on NYSE, NASDAQ, or AMEX for the Pricing Period.

               2.2.5 "INDEX COMPANIES" means the companies listed on EXHIBIT B hereto.

               2.2.6 "WEIGHTED AVERAGE" means the average determined by giving the average closing prices for each of the Index Companies the corre-sponding weight listed on EXHIBIT B hereto.

               2.2.7 If Old Kent or any company listed on EXHIBIT B declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, or subdivision of its common stock between February
     19, 1999 and the Effective Time, the closing prices for such common stock shall be appropriately adjusted for the purposes of the defini-tions above so as to be comparable to the price on February 19, 1999. There shall be excluded from the list of companies on EXHIBIT B any company as to which there is pending at any time during the Pricing
     Period any publicly announced proposal for such company to be acquired by another company in exchange for its stock or any other consider-ation. In the event that any such company (or companies) is excluded from the list of companies in EXHIBIT B, then the "Initial Index
     Price" and the "Final Index Price" shall be calculated as if the ex-cluded company had not originally been included in the list of compa-nies.

     2.3 ADJUSTMENTS. The Exchange Ratio, Floor Old Kent Price, Initial Old Kent Price, and Final Old Kent Price, and the related computations described in Sections 2.1 (CONVERSION OF SHARES) and 2.2 (UPSET PROVISION) shall be adjusted in the manner provided in this Section upon the occur-rence of any of the following events:

               2.3.1 STOCK DIVIDENDS AND DISTRIBUTIONS. If Old Kent declares a stock dividend, stock split, or other general distribution of Old Kent Common Stock to holders of Old Kent Common Stock prior to the date of the Effective Time, then: (a) the Floor Old Kent Price and the Ini-tial Old Kent Price, and if the ex-dividend or ex-distribution date for such stock dividend, stock split, or distribution occurs after the end of the Pricing Period, the Final Old Kent Price, shall each be adjusted by multiplying them by that ratio (i) the numerator of which shall be the total number of shares of Old Kent Common Stock outstand-ing immediately prior to such dividend, split, or distribution; and
     (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock that are or will be outstanding immediately after such dividend, split, or distribution; and (b) the Exchange
     Ratio shall be adjusted by multiplying it by that ratio (i) the numer-ator of which shall be the total number of shares of Old Kent Common
     Stock that are or will be outstanding immediately after such dividend, split, or distribution; and (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock outstanding immedi-ately prior to such dividend, split, or distribution. For the pur-poses of this Section, the number of outstanding shares shall be com-puted as of the record date of the distribution.

               2.3.2 OTHER ACTION AFFECTING OLD KENT COMMON STOCK. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision, or combination that would substantially change the number and value of outstanding shares of Old Kent Common Stock; a distribu-tion of warrants or rights with respect to Old Kent Common Stock; or any other transaction that would have a substantially similar effect; then the nature or amount of the consideration to be received by the stockholders of CFSB in exchange for their shares of CFSB Common Stock and the Exchange Ratio shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of a reclassification of outstanding shares of Old Kent Common Stock or a consolidation or merger of Old Kent with or into another corporation, other than a merger in which Old Kent is the surviving corporation and which merger does not result in any reclas-sification of Old Kent Common Stock, holders of CFSB Common Stock would receive, in lieu of each share of Old Kent Common Stock to be issued in exchange for CFSB Common Stock based on the Exchange Ratio, the kind and amount of shares of Old Kent stock, other securities, money, and/or property receivable upon such reclassification, consoli-dation, or merger by holders of Old Kent Common Stock with respect to each share of Old Kent Common Stock outstanding immediately prior to such reclassification, consolidation, or merger.

               2.3.3 POSTPONEMENT OF CLOSING. Old Kent and CFSB agree not to convene the Closing at any time that would result in there being a record date, ex-dividend date, or ex-distribution date for any trans-action described in Sections 2.3.1 (STOCK DIVIDENDS AND DISTRIBUTIONS) or 2.3.2 (OTHER ACTION AFFECTING OLD KENT COMMON STOCK) at any time during the Pricing Period.

               2.3.4 EMPLOYEE STOCK OPTIONS, ETC. Notwithstanding any other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock pursuant to Old Kent's Dividend Reinvestment Plan, pursuant to the exercise of stock options under stock option plans of Old Kent, or upon the grant or sale of shares or rights to receive shares to, or for the account of, Old Kent directors or employees pursuant to restricted stock, deferred stock compensation, thrift, employee stock purchase, and other benefit plans of Old Kent.

               2.3.5 AUTHORIZED BUT UNISSUED SHARES. Notwithstanding the other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock or other securities pursuant to a public offering, private placement, or an acquisition of one or more banks, corporations, or business assets for consideration that the board of directors of Old Kent, or a duly au-thorized committee thereof, determines to be fair and reasonable.

               2.3.6 CHANGES IN CAPITAL. Subject only to making any adjustment to the Exchange Ratio and related computations prescribed by this Section, nothing contained in this Plan of Merger is intended to pre-clude Old Kent from amending its Restated Articles of Incorporation to change its capital structure or from issuing additional shares of Old
     Kent Common Stock, preferred stock, shares of other capital stock, or securities that are convertible into shares of capital stock.

               2.3.7 INCREASE IN OUTSTANDING SHARES OF CFSB COMMON STOCK. In the event that the number of shares of CFSB Common Stock outstanding is greater than 8,230,937 for any reason whatsoever (whether or not such increase constitutes a breach of this Plan of Merger), other than the issuance of not more than 407,922 shares upon the exercise of CFSB stock options identified in Section 4.4 (CAPITAL STOCK), then the Exchange Ratio shall be adjusted by multiplying it by a fraction
     (i) the numerator of which shall be 8,230,937 (the total number of shares of CFSB Common Stock outstanding as of the date of this Plan of Merger); and (ii) the denominator of which shall be the total number of shares of CFSB Common Stock outstanding as of the Effective Time of the Merger, excluding not more than 407,922 shares, if any, issued after the date of this Plan of Merger upon the exercise of CFSB stock options identified in Section 4.4 (CAPITAL STOCK).

     2.4 CESSATION OF STOCKHOLDER STATUS. As of the Effective Time, each record holder of shares of CFSB Common Stock outstanding immediately prior to the Effective Time shall cease to be a stockholder of CFSB and shall have no rights as a CFSB stockholder. Each stock certificate representing shares of CFSB Common Stock ("OLD CERTIFICATES") shall then be considered to represent shares of Old Kent Common Stock and the right to receive cash in lieu of fractional shares, all as provided in this Plan of Merger.

     2.5 SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD KENT COMMON STOCK. After the Effective Time, Old Certificates shall be exchangeable by the holders thereof for new stock certificates representing the number of shares of Old Kent Common Stock to which such holders shall be entitled in the following manner:

               2.5.1 TRANSMITTAL MATERIALS. As soon as practicable after the Effective Time, Old Kent shall send or cause to be sent to each record holder of CFSB Common Stock as of the Effective Time transmittal mate-rials for use in exchanging that holder's Old Certificates for Old
     Kent Common Stock certificates. The transmittal materials will con-tain instructions with respect to the surrender of Old Certificates.

               2.5.2 EXCHANGE AGENT. On or prior to the Effective Time, Old Kent will deliver to Old Kent Bank, a Michigan banking corporation, or such other bank or trust company as Old Kent may designate (the "EX CHANGE AGENT"), certificates representing the number of shares of Old Kent Common Stock issuable and the amount of cash payable for frac-tional shares in the Merger. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to such shares of Old Kent Common Stock, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled to such shares.

               2.5.3 DELIVERY OF NEW CERTIFICATES. Old Kent shall cause the Exchange Agent to promptly issue and deliver stock certificates in the names and to the addresses that appear on CFSB's stock records as of the Effective Time, or in such other name or to such other address as may be specified by the holder of record in transmittal documents received by the Exchange Agent; provided, that with respect to each CFSB stockholder, the Exchange Agent shall have received all of the Old Certificates held by that stockholder, or an affidavit of loss and indemnity bond for such certificate or certificates, together with properly executed transmittal materials; and such certificates, trans-mittal materials, affidavits, and bonds are in a form and condition reasonably acceptable to Old Kent and the Exchange Agent.

               2.5.4 DIVIDENDS PENDING SURRENDER. Whenever a dividend is de-clared by Old Kent on Old Kent Common Stock that is payable to share-holders of record of Old Kent as of a record date on or after the date of the Effective Time, the declaration shall include dividends on all shares issuable under this Plan of Merger. No former stockholder of CFSB shall be entitled to receive a distribution of any such dividend until the physical exchange of that stockholder's Old Certificates for new Old Kent Common Stock certificates shall have been effected. Upon the physical exchange of that stockholder's Old Certificates, that stockholder shall be entitled to receive from Old Kent an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, that may have been imposed or paid thereon) declared and paid with respect to the shares of Old Kent Common Stock repre-sented thereby.

               2.5.5 STOCK TRANSFERS. On or after the Effective Time, there shall be no transfers on CFSB's stock transfer books of the shares of CFSB Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates are properly presented for transfer, then they shall be canceled and exchanged for stock certificates representing shares of Old Kent Com-mon Stock as provided in this Plan of Merger. After the Effective
     Time, ownership of such shares as are represented by any Old Certifi-cates may be transferred only on the stock transfer records of Old
     Kent.

               2.5.6 EXCHANGE AGENT'S DISCRETION. The Exchange Agent shall have discretion to determine reasonable rules and procedures relating to the exchange (or lack thereof) of Old Certificates and the issuance and delivery of new certificates of Old Kent Common Stock into which shares of CFSB Common Stock are converted in the Merger and governing the payment for fractional shares of CFSB Common Stock.

     2.6 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no certificates or scrip representing fractional shares of Old Kent Common Stock shall be issued in the Merger (taking into account all shares held by a particular CFSB stockholder) upon the surrender of Old Certificates. No fractional interest in any share of Old Kent Common Stock resulting from the Merger shall be entitled to any part of a dividend, distribution, or stock split with respect to shares of Old Kent Common Stock nor entitle the record holder to vote or exercise any rights of a shareholder with respect to that fractional interest. In lieu of issuing any fractional share, each holder of an Old Certificate who would otherwise have been entitled to a fractional share of Old Kent Common Stock upon surrender of all Old Certificates for exchange shall be paid an amount in cash (without interest) equal to such fraction of a share multiplied by the Final Old Kent Price.

     2.7 ASSUMPTION OF STOCK OPTIONS. Before the Effective Time of the Merger, CFSB shall amend, if necessary, the terms of all outstanding stock options granted by CFSB ("UNEXERCISED OPTIONS") pursuant to CFSB's 1990 Stock Option Plan and 1994 Stock Option and Incentive Plan (collectively, the "OPTION PLANS") so that they shall, if and when the Merger becomes effective, cease to represent the right to acquire shares of CFSB Common Stock and each such option shall become by assumption at the Effective Time an option to acquire that number of shares of Old Kent Common Stock equal to (a) the number of shares of CFSB Common Stock subject to the Unexercised Option, multiplied by (b) the Exchange Ratio, rounded to the nearest whole share. The exercise price per share of Old Kent Common Stock under the assumed option shall be equal to the exercise price per share of the CFSB Common Stock that was purchasable under each Unexercised Option divided by the Exchange Ratio (rounded to the nearest whole cent). In addition, each option that is an "incentive stock option" as defined in Section 422 of the Internal Revenue Code shall be adjusted as required by Section 424 of the Internal Revenue Code and the regulations issued thereunder so as not to constitute a modification, extension or renewal of the option within the meaning of section 424 of the Internal Revenue Code. The duration and other terms and conditions of the assumed options shall be the same as the original CFSB options, except that any reference to CFSB shall be consid-ered to be references to Old Kent. At all times after the Effective Time until all such options have been exercised or terminated, Old Kent shall reserve for issuance such number of shares of Old Kent Common Stock as necessary so as to permit the exercise of such options. Old Kent shall use its best efforts to file as soon as possible after the Effective Time, and in no event later than 15 days after the Effective Time, and use its best efforts to maintain the effectiveness of, a registration statement with the Securities and Exchange Commission (the "SEC"), covering such options and the sale of the Old Kent Common Stock issuable upon exercise of such op-tions so long as unexercised options remain outstanding. At the Effective Time, the Option Plans shall be terminated with respect to the granting of any additional options or option rights. Old Kent acknowledges and agrees that the Merger would constitute a "change in control" pursuant to the Option Plans resulting in acceleration of the vesting of any options that have not yet vested. In no event and at no time shall CFSB (including its board of directors or any committee thereof) permit or allow the holder of any Unexercised Option to receive cash in exchange for the cancellation of such Unexercised Option.

          ARTICLE III - OLD KENT'S REPRESENTATIONS AND WARRANTIES

     Old Kent represents and warrants to CFSB that, except as otherwise set forth in a disclosure statement delivered to CFSB by Old Kent prior to the execution of this Plan of Merger (the "OLD KENT DISCLOSURE STATEMENT"):

     3.1  AUTHORIZATION, NO CONFLICTS, ETC.

               3.1.1  AUTHORIZATION OF AGREEMENT.   Old Kent has the requisite
     corporate power and authority to execute and deliver this Plan of Merger and to consummate the transactions contemplated by this Plan of Merger. This Plan of Merger has been duly approved and adopted and the consummation of the transactions contemplated by this Plan of Merger have been duly authorized by the board of directors of Old Kent and no other corporate proceedings on the part of Old Kent are neces-sary to authorize this Plan of Merger or to consummate the transac-tions so contemplated. This Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, Old
     Kent and is enforceable against Old Kent in accordance with its terms.

               3.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, de-livery, and performance of this Plan of Merger by Old Kent, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of: (a) any provision of Old Kent's Re-stated Articles of Incorporation or Bylaws; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, decree, or injunction applicable to Old Kent or its subsidiaries, assuming the timely receipt of each of the approvals referred to in
     Section 3.1.4 (REQUIRED APPROVALS).

               3.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The exe-cution, delivery, and performance of this Plan of Merger by Old Kent, and the consummation of the Merger, do not and will not:

                      (a) AGREEMENTS, ETC. Violate, conflict with, result in a breach of, constitute a default under, require any consent, ap-proval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of Old
          Kent or any of its subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which Old Kent or any of its subsidiaries is a party or by which they are bound or affected, the result of which would have a "Material Adverse Effect" (as defined in Section 9.1 ("MATERIAL ADVERSE EFFECT" DEFINED)) on Old Kent;

                      (b) REGULATORY RESTRICTIONS. Violate, conflict with, re-sult in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or simi-lar regulatory consent agreement to which Old Kent is a party or subject, or by which it is bound or affected; or

                      (c) TORTIOUS INTERFERENCE. Subject CFSB to material lia-bility for tortious interference with contractual rights.

               3.1.4 REQUIRED APPROVALS. No notice to, filing with, authoriza-tion of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Old Kent other than in connection or compliance with the provisions of the Michigan Act and DGCL, compliance with federal and state securities laws, bylaws and rules of the New York Stock Exchange, and the approv-als required under the Bank Holding Company Act of 1956, as amended
     (the "FEDERAL BANK HOLDING COMPANY ACT"), the Home Owners Loan Act of
     1933, as amended (the "HOLA"), the Federal Deposit Insurance Act, as amended the "FDIA"), the Banking Code, and the Michigan Savings Bank
     Act, as amended (the "SAVINGS BANK ACT").

     3.2 ORGANIZATION AND GOOD STANDING. Old Kent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. Old Kent possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Old Kent is a bank holding company duly registered as such with the Board of Gover-nors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") under the Federal Bank Holding Company Act. Old Kent is qualified or admitted to conduct business as a foreign corporation in each state in which the fail-ure to be so qualified or omitted would have a Material Adverse Effect on Old Kent.

     3.3 SUBSIDIARIES. Old Kent owns all of the issued and outstanding shares of capital stock of Old Kent Bank free and clear of all claims, security interests, pledges, or liens of any kind. Old Kent Bank is duly organized, validly existing, and in good standing as a bank under the laws of the state of Michigan.

     3.4  CAPITAL STOCK.

               3.4.1 CLASSES AND SHARES. The authorized capital stock of Old Kent consists of 325,000,000 shares divided into two classes as fol-lows: (a) 300,000,000 shares of Old Kent Common Stock, of which, as of February 19, 1999, a total of 103,990,035 shares were validly is-sued and outstanding; and (b) 25,000,000 shares of preferred stock, without par value, of which 3,000,000 shares are designated Series A Preferred Stock, 500,000 shares are designated Series B Preferred
     Stock, and 1,000,000 shares are designated Series C Preferred Stock, none of which preferred stock was issued and outstanding as of the date of this Plan of Merger. The 1,000,000 shares of Series C Pre-ferred Stock are reserved for issuance pursuant to Series C Preferred Stock Purchase Rights (the "OLD KENT RIGHTS") governed by a Rights Agreement, dated as of January 20, 1997 and as amended December 30, 1998, between Old Kent and Old Kent Bank (the "OLD KENT RIGHTS AGREE-MENT").

               3.4.2 NO OTHER CAPITAL STOCK. As of the execution of this Plan of Merger: (a) other than Old Kent Common Stock, there is no security or class of securities issued and outstanding that represents or is convertible into capital stock of Old Kent; and (b) there are no out-standing subscriptions, options, warrants, or rights to acquire any capital stock of Old Kent, or agreements to which Old Kent is a party or by which it is bound to issue capital stock, except as set forth in, or as contemplated by, this Plan of Merger, and except (i) the Old Kent Rights (which as of the date of this Plan of Merger are repre-sented by and transferable only with certificates representing shares of Old Kent Common Stock); (ii) stock options awarded pursuant to stock option plans; (iii) provisions for the grant or sale of shares or the right to receive shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensa-tion, and other benefit plans; (iv) shares of Old Kent Common Stock issuable under agreements entered into in connection with acquisitions of direct or indirect subsidiaries or assets of such subsidiaries in transactions approved by the Old Kent board of directors or a commit-tee of such board; and (v) shares of Old Kent Common Stock issuable under Old Kent's dividend reinvestment plan and employee stock pur-chase plan.

               3.4.3 ISSUANCE OF SHARES. Between February 19, 1999, and the execution of this Plan of Merger, no additional shares of capital stock have been issued by Old Kent, except as described in this Plan of Merger, and except for shares issued or issuable pursuant to (a) the exercise of employee stock options under employee stock option plans; (b) the grant or sale of shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, or other benefit plans; (c) the grant or sale of shares of Old Kent Common Stock issuable under agreements entered into in connection with acquisitions of direct or indirect subsidiaries or assets of such subsidiaries in transactions approved by the Old Kent board of directors or committee thereof; and (d) Old Kent's dividend reinvestment plan and employee stock purchase plan.

               3.4.4 VOTING RIGHTS. Neither Old Kent nor any of its subsidiar-ies has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger, or that entitle the holder or holders to con-sent to, or withhold consent on, the Merger or this Plan of Merger.

     3.5 OLD KENT COMMON STOCK. The shares of Old Kent Common Stock to be issued in the Merger in accordance with this Plan of Merger have been duly authorized and reserved and, when issued as contemplated by this Plan of Merger, will be validly issued, fully paid, and nonassessable shares.

     3.6  FINANCIAL STATEMENTS.

          3.6.1 FINANCIAL STATEMENTS. The consolidated financial state-ments of Old Kent and its subsidiaries as of and for the each of three years ended December 31, 1995, 1996, and 1997, as reported on by Old Kent's independent accountants, and the unaudited, draft consolidated financial statements of Old Kent and its subsidiaries as of and for the year ended December 31, 1998, including all schedules and notes relating to such statements (collectively, "OLD KENT'S FINANCIAL STATEMENTS"), fairly pres-ent the financial condition and the results of operations, changes in shareholders' equity, and cash flows of Old Kent as of the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted United States accounting principles ("GAAP") consistently applied except as stated therein. The unaudited consolidated financial statements of Old Kent and its subsidiaries as of and for each of the three quarters ended September 30, 1998, and each quar-ter thereafter until the Effective Time, including all schedules and notes relating to such statements, are correct and complete, and as to future quarters will be correct and complete, in all material respects.

               3.6.2 CALL REPORTS. The following reports (including all re-lated schedules, notes, and exhibits) were prepared and filed in con-formity with applicable regulatory requirements and were correct and complete in all material respects when filed:

                  (a) The consolidated reports of condition and income of Old Kent Bank as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the FDIC; and

                  (b) The FR Y-9 and FR Y-6 for Old Kent and Old Kent Bank as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the Federal Reserve Board.

          All of such reports required to be filed prior to the Closing by Old Kent and/or Old Kent Bank will be prepared and filed in conformity with applicable regulatory requirements applied consistently through out their respective periods (except as otherwise noted in such re-ports) and will be correct and complete in all material respects when filed.

     3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in Old Kent's Financial Statements as of

December 31, 1998, as of such date, neither Old Kent nor any of its subsid-iaries had liabilities or obligations, secured or unsecured (whether ac-crued, absolute, or contingent) as to which there is a reasonable probabil-ity that they could have a Material Adverse Effect on Old Kent.

     3.8 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the financial condition, income, expenses, or business of Old Kent and its subsidiaries (and not the banking industry as a whole) that had, or is reasonably likely in the future to have, a Mate-rial Adverse Effect on Old Kent. No facts or circumstances, that are not applicable to the banking industry as a whole, have been discovered from which it reasonably appears that there is a reasonable probability that there will occur a change in Old Kent's financial condition, income, ex-penses, assets, liabilities, or business that would have a Material Adverse Effect on Old Kent.

     3.9 ABSENCE OF LITIGATION. Except as disclosed in Old Kent's filings with the SEC, there is no action, suit, proceeding, claim, arbitration, or investigation pending or, to Old Kent's knowledge, threatened by any per-son, including without limitation any governmental or regulatory agency, against Old Kent or any of its subsidiaries, or the assets or business of Old Kent or any of its subsidiaries, any of which has had or in the future would have a Material Adverse Effect on Old Kent. There is no factual basis known to Old Kent that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

     3.10  REGULATORY FILINGS.  In the last two years:

               3.10.1 SEC FILINGS. Old Kent has filed, and will in the future continue to file, in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K and Form 10-Q;

               3.10.2 REGULATORY FILINGS. Old Kent has filed in a timely man-ner all other material filings with other regulatory bodies for which filings are required; and

               3.10.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of mate-rial fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.11  REGISTRATION STATEMENT, ETC.

               3.11.1 "TRANSACTION DOCUMENTS." The term "TRANSACTION DOCU-MENTS" shall collectively mean: (i) the registration statement to be filed by Old Kent with the SEC (the "REGISTRATION STATEMENT") in con-nection with the Old Kent Common Stock to be issued in the Merger;
     (ii) the prospectus and proxy statement (the "PROSPECTUS AND PROXY STATEMENT") to be mailed to CFSB stockholders in connection with the Stockholders' Meeting (as defined below); and (iii) any other docu-ments to be filed with the SEC, the Federal Reserve Board, the Office of Thrift Supervision ("OTS"), the Financial Institutions Bureau ("FIB"), the states of Michigan or Delaware, or any other regulatory agency in connection with the transactions contemplated by this Plan of Merger.

               3.11.2 ACCURATE INFORMATION. The information to be supplied by Old Kent for inclusion or incorporation by reference in any Transac-tion Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circum-stances under which they were made, not misleading (a) at the respec-tive times such Transaction Documents are filed; (b) with respect to the Registration Statement, when it becomes effective; and (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Stockholders' Meeting.

               3.11.3 COMPLIANCE OF FILINGS. All documents that Old Kent is responsible for filing with the SEC or any regulatory agency in con-nection with the Merger will comply as to form in all material re-spects with the provisions of applicable law and regulation.

     3.12 INVESTMENT BANKERS AND BROKERS. Old Kent has not employed any broker, finder, or investment banker in connection with the Merger. Old Kent has no express or implied agreement with any other person or company relative to any commission or finder's fee payable with respect to this Plan of Merger or the transactions contemplated by it.

     3.13  ACCOUNTING AND TAX TREATMENT.   Neither Old Kent nor, to its
knowledge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to Old Kent and its affiliates, would prevent Old Kent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Old Kent is aware of no reason why the Merger will fail to qualify as a reorganization under Sec-tion 368(a) of the Internal Revenue Code.

     3.14 AGREEMENTS WITH BANK REGULATORS. Neither Old Kent nor any of Old Kent's subsidiaries is a party to any agreement or memorandum of under standing with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Old Kent been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the ap-propriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither Old Kent nor any of Old Kent's sub-sidiaries is required by applicable law to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive offi-cer. As of the date of this Plan of Merger, Old Kent knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (RE-QUIRED APPROVALS) should not be obtained.

     3.15 EVENTS SINCE DECEMBER 31, 1998. Neither Old Kent nor any of Old Kent's subsidiaries has, since December 31, 1998, conducted its business other than in the ordinary course or as contemplated by this Plan of Merger.

     3.16 RESERVE FOR LOAN LOSSES. The reserve for credit losses as re-flected in Old Kent's Financial Statements were (a) adequate to meet all reasonably anticipated credit losses, net of recoveries related to assets previously charged off as of those dates, and (b) consistent with GAAP and safe and sound banking practices.

     3.17 PUBLIC COMMUNICATIONS; SECURITIES OFFERING. Each annual report, quarterly report, proxy material, press release, or other communication previously sent or released by Old Kent to Old Kent's shareholders or the public did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under that they were made, not misleading.

     3.18 YEAR 2000 COMPLIANCE. Old Kent has: (i) initiated a review and assessment of all areas within the business and operations (including those affected by material suppliers and vendors) of Old Kent and each of its subsidiaries that could be adversely affected by the "YEAR 2000 PROBLEM," meaning the risk that computer applications used by Old Kent or any of its subsidiaries (or material suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999; (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis; and (iii) to date, implemented that plan in accordance with that timetable. Old Kent believes that all computer applications (including those of its material suppliers and vendors) that are material to the business and operations of Old Kent or any of its subsidiaries will on a timely basis be able to per-form properly date-sensitive functions for all dates before and after Janu-ary 1, 2000, except to the extent that a failure to do so would not have a Material Adverse Effect on Old Kent.

     3.19 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by Old Kent in connection with this Plan of Merger, including the Old Kent Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.


            ARTICLE IV - CFSB'S REPRESENTATIONS AND WARRANTIES

     CFSB represents and warrants to Old Kent that, except as otherwise set forth in a disclosure statement (the "CFSB DISCLOSURE STATEMENT") delivered to Old Kent by CFSB prior to the execution of this Plan of Merger:

     4.1  AUTHORIZATION, NO CONFLICTS, ETC.

               4.1.1  AUTHORIZATION OF AGREEMENT.   CFSB has the requisite cor-
     porate power and authority to execute and deliver this Plan of Merger and, subject to approval and adoption by CFSB's stockholders, to con-summate the transactions contemplated by this Plan of Merger. This
     Plan of Merger has been duly approved and adopted and the consummation of the transactions contemplated by this Plan of Merger have been duly authorized by the board of directors of CFSB and no other corporate proceedings on the part of CFSB are necessary to authorize this Plan of Merger or to consummate the transactions so contemplated, subject only to approval and adoption by the stockholders of CFSB. This Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, CFSB and is enforceable against CFSB in accordance with its terms.

               4.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, de-livery, and performance of this Plan of Merger by CFSB, and the con-summation of the Merger, do not and will not violate, conflict with, or result in a breach of any provision of: (a) CFSB's or any of CFSB's subsidiaries' Certificate of Incorporation, By-laws, or similar organization documents; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, decree, or injunc-tion applicable to CFSB or any of CFSB's subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 4.1.4 (REQUIRED APPROVALS).

               4.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The exe-cution, delivery, and performance of this Plan of Merger by CFSB, and the consummation of the Merger, do not and will not:

                      (a) AGREEMENTS, ETC. Violate, conflict with, result in a breach of, constitute a default under, require any consent, ap-proval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of CFSB or any of CFSB's subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which CFSB or any of CFSB's subsidiaries is a party or by which they are bound or affected, the result of which would have a Material Adverse Effect on CFSB or CFSB's subsidiaries other than those designated in Schedule 4.1.3(a) of the CFSB Disclosure
          Statement (collectively, the "DESIGNATED CONTRACTS");

                      (b) REGULATORY RESTRICTIONS. Violate, conflict with, re-sult in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or simi-lar regulatory consent agreement to which CFSB or any of its subsidiaries is a party or subject, or by which it is bound or affected; or

                      (c) TORTIOUS INTERFERENCE. Subject Old Kent or its subsid-iaries to liability for tortious interference with contractual rights.

               4.1.4 REQUIRED APPROVALS. No notice to, filing with, authoriza-tion of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by CFSB other than in connection or compliance with the provisions of the Michigan Act and DGCL, compliance with federal and state securities laws, and the consents, authorizations, approvals, or exemptions re-quired under the Federal Bank Holding Company Act, the HOLA, the FDIA, the Banking Code, and the Savings Bank Act.

     4.2 ORGANIZATION AND GOOD STANDING. CFSB is a corporation duly orga-nized, validly existing, and in good standing under the laws of the State of Delaware. CFSB possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. CFSB is a unitary thrift holding company duly registered as such with the OTS under the HOLA. CFSB is duly qualified and admitted to do business as a foreign corporation in the state of Michigan and is not, and is not required to be, qualified or admitted to conduct business as a foreign corporation in any other state, except where such failure would have a Material Adverse Effect on CFSB.

     4.3  SUBSIDIARIES.

               4.3.1 OWNERSHIP. CFSB owns all of the issued and outstanding shares of capital stock of each of its subsidiaries, free and clear of all claims, security interests, pledges, or liens of any kind. CFSB Bank is duly organized, validly existing, and in good standing as a savings bank under the laws of the state of Michigan. Each of CFSB's subsidiaries (as listed in the CFSB Disclosure Statement) is duly incorporated, validly existing, and in good standing in its state of incorporation. CFSB does not have "CONTROL" (as defined in Section 2(a)(2) of the Federal Bank Holding Company Act, using
     5 percent rather than 25 percent), either directly or indirectly, of any corporation engaged in an active trade or business or that holds any significant assets other than as stated in or disclosed under this Section.

               4.3.2 RIGHTS TO CAPITAL STOCK. There are no outstanding sub-scriptions, options, warrants, rights to acquire, or any other similar agreements pertaining to the capital stock of any of CFSB's subsidiar-ies.

               4.3.3 QUALIFICATION AND POWER. Each of CFSB's subsidiaries is qualified or admitted to conduct business in each state where such qualification or admission is required except that state or those states where the failure to be so qualified or admitted would not have a Material Adverse Effect on CFSB. Each of CFSB's subsidiaries has full corporate power and authority to carry on its business as and where now being conducted.

               4.3.4 DEPOSIT INSURANCE; OTHER ASSESSMENTS. CFSB Bank maintains in full force and effect deposit insurance through the Savings Associ-ation Insurance Fund of the Federal Deposit Insurance Corporation
     ("FDIC"). CFSB Bank has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required to maintain such deposit insurance in full force and effect. CFSB Bank has paid as and when due all material fees, charges, assessments, and the like to each and every governmental or regulatory agency having jurisdic-tion as required by law, regulation, or rule.

     4.4  CAPITAL STOCK.

               4.4.1 CLASSES AND SHARES. The authorized capital stock of CFSB consists of 17,000,000 shares divided into two classes as follows:
     (a) 15,000,000 shares of common stock, $0.01 par value per share, of which 8,230,937 shares are issued and outstanding as of February 19, 1999, and 407,922 additional shares were subject to outstanding stock options issued under the Option Plans as of the execution of this Plan of Merger; and (b) 2,000,000 shares of preferred stock, $0.01 par value per share, none of which is issued or outstanding.

               4.4.2 NO OTHER CAPITAL STOCK. Except for the Option Agreement, there is no security or class of securities authorized or issued that represents or is convertible into capital stock of CFSB and, except for Unexercised Options to acquire up to 407,922 shares of CFSB Common Stock under the Option Plans, there are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of CFSB, or agreements to which CFSB is a party or by which it is bound to issue capital stock. No stock option agreement issued under an Option Plan requires the payout of cash in exchange for the cancellation of such Unexercised Option.

               4.4.3 ISSUANCE OF SHARES. After the execution of this Plan of Merger, the number of issued and outstanding shares of CFSB Common
     Stock is not subject to change before the Effective Time except for issuance of up to 407,922 additional shares of CFSB Common Stock pursuant to the exercise of Unexercised Options issued under the Stock Plans.

               4.4.4 VOTING RIGHTS. Other than the shares of CFSB Common Stock described in this Section, neither CFSB nor any of CFSB's subsidiaries has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger or that entitle the holder or holders to con-sent to, or withhold consent on, the Merger or this Plan of Merger.

     4.5  FINANCIAL STATEMENTS.

               4.5.1 FINANCIAL STATEMENTS. The consolidated financial state ments of CFSB as of and for the each of three years ended December 31, 1995, 1996, and 1997, as reported on by CFSB's independent accoun-tants, and the unaudited, draft consolidated financial statements of CFSB as of and for the year ended December 31, 1998, including all schedules and notes relating to such statements, as previously deliv-ered to Old Kent (collectively, "CFSB'S FINANCIAL STATEMENTS"), fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flows of CFSB as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied except as stated therein. The unaudited consolidated financial statements of CFSB and its subsidiaries as of and for each of the three quarters ended Sep-tember 30, 1998, and each quarter thereafter until the Effective Time, including all schedules and notes relating to such statements, are correct and complete, and as to future quarters will be correct and complete, in all material respects. No financial statements of any entity other than CFSB Bank and the subsidiaries listed in the CFSB Disclosure Statement with respect to Section 4.3 (SUBSIDIARIES), are required by GAAP to be included in the consolidated financial state-ments of CFSB.

               4.5.2 CALL REPORTS. The following reports (including all re-lated schedules, notes, and exhibits) were prepared and filed in con-formity with applicable regulatory requirements and were correct and complete in all material respects when filed:

                   (a) The consolidated reports of condition and income of CFSB Bank as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the FDIC and the OTS, as applicable; and

                   (b) The Form H - (b)11 report for CFSB as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the OTS.

          All of such reports required to be filed prior to the Closing by CFSB and/or CFSB Bank will be prepared and filed in conformity with appli-cable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed. All of the reports identified in this Section are collectively referred to as the "CALL REPORTS."

     4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in CFSB's Financial Statements as of December 31, 1998, neither CFSB nor any of CFSB's subsidiaries had, as of such date, liabilities or obligations, secured or unsecured (whether ac-crued, absolute, or contingent) as to which there is a reasonable probabil-ity that they could have a Material Adverse Effect on CFSB.

     4.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the financial condition, income, expenses, assets, liabilities or business of CFSB (and not the banking industry as a whole) that had, or is reasonably likely in the future to have, a Material Adverse Effect. No facts or circumstances, that are not applicable to the banking industry as a whole, have been discovered from which it reasonably appears that there is a reasonable probability that there will occur a change in CFSB's financial condition, income, expenses, assets, liabilities or business that would have a Material Adverse Effect on CFSB.

     4.8 ABSENCE OF LITIGATION. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to the knowledge of CFSB, threatened by any person, including without limitation any governmental or regulatory agency, against CFSB or any of CFSB's subsidiaries, or the as sets or business of CFSB or any of CFSB's subsidiaries, any of which has had or in the future could have a Material Adverse Effect on CFSB. There is no factual basis known to CFSB that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

     4.9 CONDUCT OF BUSINESS. CFSB and each of CFSB's subsidiaries have conducted their respective businesses and used their respective properties in substantial compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and Environmental Laws (as defined in Section 4.22.2 (ENVIRONMENTAL LAWS)); except for violations (individually or in the aggregate) that would not have a Material Adverse Effect on CFSB.

     4.10 CONTRACTS. There is no existing default by CFSB or any of CFSB's subsidiaries, or any other party, under any contract or agreement to which CFSB or any of CFSB's subsidiaries is a party, or by which they are bound, the result of which would have a Material Adverse Effect on CFSB. Excepting any ordinary and customary banking relationships, there are no material agreements, contracts, mortgages, deeds of trust, leases, commit-ments, indentures, notes, or other instruments under which another party is in material default under its obligations to CFSB or its subsidiaries.
CFSB is not party to any contract, agreement, arrangement, or understanding (other than ordinary and customary banking relationships) that would re-quire CFSB or any of its subsidiaries to make payments or make expenditures in excess of $100,000 per year or that would require any payment to another party upon termination in excess of $25,000.

     4.11  REGULATORY FILINGS.  In the last five years:

               4.11.1 SEC FILINGS. CFSB has filed, and in the future will continue to file, in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K and Form 10-Q;

               4.11.2 REGULATORY FILINGS. CFSB has filed in a timely manner all other filings with other regulatory bodies for which filings are required; and

                4.11.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of mate-rial fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All such filings complied in all material respects with all laws, regulations, forms, and guidelines applicable to such filings.

     4.12  REGISTRATION STATEMENT, ETC.

               4.12.1 ACCURATE INFORMATION. The information to be supplied by CFSB for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or neces-sary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; (b) with respect to the Regis-tration Statement, when it becomes effective; and (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Stockholders' Meeting.

               4.12.2 COMPLIANCE OF FILINGS. All documents that CFSB is re-sponsible for filing with the SEC or any regulatory agency in connec-tion with the Merger will comply as to form in all material respects with the provisions of applicable law and regulation.

     4.13 AGREEMENTS WITH BANK REGULATORS. Neither CFSB nor any of CFSB's subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipi-ent of any extraordinary supervisory letter from, any governmental author-ity that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has CFSB been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriate-ness of issuing or requesting) any such order, decree, agreement, memoran-dum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither CFSB nor any of CFSB's subsidiaries is required by applicable law to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. As of the date of this Plan of Merger, CFSB knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (REQUIRED APPROVALS) should not be obtained.

     4.14  TAX MATTERS.

               4.14.1 TAX RETURNS. CFSB and each of CFSB's subsidiaries have duly and timely filed all tax returns that they have by law been re-quired to file, including without limitation those with respect to income, withholding, social security, unemployment, franchise, real property, personal property, sales, use, and intangibles taxes. Each such tax return, report, and statement, as amended, is correct and complies in all material respects with all applicable laws and regula-tions.

               4.14.2 TAX ASSESSMENTS AND PAYMENTS. All taxes and assessments, including any penalties, interest, and deficiencies relating to those taxes and assessments, due and payable by CFSB and CFSB's subsidiaries have been paid in full as and when due, including applicable extension periods. The provisions made for taxes on CFSB's Financial Statements as of December 31, 1998, are sufficient for the payment of all fed-eral, state, county, and local taxes of CFSB accrued but unpaid as of the date indicated, whether or not disputed, with respect to all peri-ods through December 31, 1998.

               4.14.3 TAX AUDITS. None of the federal, state, or local consol-idated franchise or income tax returns of CFSB and its subsidiaries filed for any tax year after 1989 have been audited by the Internal
     Revenue Service (the "IRS"). There is no tax audit or legal or admin-istrative proceeding for assessment or collection of taxes pending or, to CFSB's knowledge, threatened with respect to CFSB or any of CFSB's subsidiaries. No claim for assessment or collection of taxes has been asserted with respect to CFSB or any of CFSB's subsidiaries that has not been finally resolved and paid or accrued for. No waiver of any limitations statute or extension of any assessment or collection pe-riod has been executed by or on behalf of CFSB or any of CFSB's sub-sidiaries.

     4.15 TITLE TO PROPERTIES. CFSB and each of its subsidiaries have good and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned (including those reflected in CFSB's Financial Statements as of December 31, 1998, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:

               4.15.1 REFLECTED ON BALANCE SHEET. As reflected on CFSB's Fi-nancial Statements as of December 31, 1998;

               4.15.2 NORMAL TO BUSINESS. Liens for current taxes not yet delinquent, and liens or encumbrances that are normal to the business of CFSB and that would not have a Material Adverse Effect on CFSB; and

               4.15.3 IMMATERIAL IMPERFECTIONS. Such imperfections of title, easements, restrictions, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the prop-erties subject thereto or affected thereby.

     4.16 CONDITION OF REAL PROPERTY. With respect to each parcel of real property owned, legally and beneficially, by CFSB or CFSB's subsidiaries, including other real estate owned ("CFSB'S REAL PROPERTY"), to its knowl-edge:

               4.16.1 NO ENCROACHMENTS. No building or improvement to CFSB's Real Property encroaches on any easement or property owned by another person. No building or property owned by another person encroaches on CFSB's Real Property or on any easement benefitting CFSB's Real Prop-erty. None of the boundaries of CFSB's Real Property deviates sub-stantially from those shown on the survey of such property, if any, included with the CFSB Disclosure Statement or from what the bound-aries appear to be through visual inspection. No claim of encroach ment has been asserted by any person with respect to CFSB's Real Prop-erty.

               4.16.2 ZONING. Neither CFSB, any of CFSB's subsidiaries, nor CFSB's Real Property is in material violation of any zoning regula-tion, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement relating to CFSB's Real Prop-erty.

               4.16.3 BUILDINGS. All buildings and improvements to CFSB's Real Property are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utili-ties necessary for the effective operation of business as presently conducted at that location.

               4.16.4 NO CONDEMNATION. None of CFSB's Real Property is the subject of any condemnation action. There is no proposal under active consideration by any public or governmental authority or entity to acquire CFSB's Real Property for any governmental purpose.

     4.17 REAL AND PERSONAL PROPERTY LEASES. With respect to each lease and license pursuant to which CFSB or any of CFSB's subsidiaries, as lessee or licensee, has possession of real or personal property, excluding any personal property lease with payments of less than $25,000 per year ("CFSB'S LEASES"):

               4.17.1 VALID. Each of CFSB's Leases is valid, effective, and enforceable against the lessor or licensor in accordance with its terms.

               4.17.2 NO DEFAULT. There is no existing default under any of CFSB's Leases or any event that with notice or lapse of time, or both, would constitute a default with respect to CFSB, any of CFSB's subsid-iaries, or any other party to the contract, the result of such default would have a Material Adverse Effect on CFSB.

     4.18 ASSIGNMENT. None of CFSB's Leases contain a prohibition against assignment by CFSB or any of CFSB's subsidiaries, by operation of law or otherwise, or any provision that would materially interfere with the pos-session or use of the property by Old Kent or its subsidiaries for the same purposes and upon the same rental and other terms following consummation of the Merger as are applicable to CFSB or CFSB's subsidiaries prior to the Effective Time.

     4.19  REQUIRED LICENSES, PERMITS, ETC.

               4.19.1 LICENSES, PERMITS, ETC. CFSB and each of CFSB's subsid-iaries hold all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authori-ties necessary for the conduct of its business as presently conducted, the lack of which would not have a Material Adverse Effect on CFSB.

               4.19.2 REGULATORY ACTION. Neither CFSB nor any of CFSB's sub-sidiaries has within the last five years been charged by a regulatory authority with, or to CFSB's knowledge is under governmental investi-gation with respect to, any actual or alleged violation of any stat-ute, ordinance, rule, regulation, guideline, or standard. Neither
     CFSB nor any of CFSB's subsidiaries is the subject of any pending or, to CFSB's knowledge, threatened proceeding by any regulatory authority having jurisdiction over its business, properties, or operations.

     4.20  CERTAIN EMPLOYMENT MATTERS.

               4.20.1 EMPLOYMENT POLICIES, PROGRAMS, AND PROCEDURES. The poli-cies, programs and practices of CFSB relating to equal opportunity and affirmative action, wages, hours of work, employee disabilities, and other terms and conditions of employment are in compliance in all material respects with applicable federal, state, and local laws, orders, regulations, and ordinances governing or relating to employ-ment and employer practices and facilities.

               4.20.2 RECORD OF PAYMENTS. There are no existing or outstanding obligations of CFSB or any of CFSB's subsidiaries, whether arising by operation of law, civil or common, by contract, or by past custom, for Employment-Related Payments (as defined in Section 4.20.3 (EMPLOYMENT-RELATED PAYMENTS)) to any trust, fund, company, governmental agency, or any person that have not been duly recorded on the books and re-cords of CFSB and paid when due or duly accrued in the ordinary course of business in accordance with GAAP.

               4.20.3 EMPLOYMENT-RELATED PAYMENTS. For purposes of this Plan of Merger, "EMPLOYMENT-RELATED PAYMENTS" include any payment to be made with respect to any contract for employment; unemployment compen-sation benefits; profit sharing, pension or retirement benefits; so-cial security benefits; fringe benefits, including vacation or holiday pay, bonuses and other forms of compensation; or for medical insurance or medical expenses; any of which are payable with respect to any present or former director, officer, employee, or agent, or his or her survivors, heirs, legatees, or legal representatives.

               4.20.4 EMPLOYMENT CLAIMS. There are no disputes, claims, or charges, pending or, to CFSB's knowledge, threatened, alleging breach of any express or implied employment contract or commitment, or breach of any applicable law, order, regulation, public policy or ordinance relating to employment or terms and conditions of employment. To the knowledge of CFSB, there is no factual basis for any valid claim or charge with regard to such employment-related matters.

               4.20.5 DISCLOSURE OF MATERIAL AGREEMENTS. There is no written or oral, express or implied:

                   (a) Employment contract or agreement, or guarantee of job security, made with or to any past or present employee of CFSB or any of CFSB's subsidiaries that is not terminable by CFSB or CFSB's subsidiaries upon 60 days' or less notice without penalty or obligation;

                   (b) Plan, contract, arrangement, understanding, or practice providing for bonuses, pensions, options, stock purchases, de-ferred compensation, retirement payments, retirement benefits of the type described in Statement of Financial Accounting Standard
          No. 106, or profit sharing; or

                   (c) Plan, agreement, arrangement, or understanding with respect to payment of medical expenses, insurance (except insur-ance continuation limited to that required under provisions of the Consolidated Omnibus Budget Reconciliation Act), or other benefits for any former employee or any spouse, child, member of the same household, estate, or survivor of any employee.

     4.21  EMPLOYEE BENEFIT PLANS.   With respect to any "employee welfare
benefit plan," any "employee pension benefit plan," or any "employee bene-fit plan" within the respective meanings of Sections 3(1), 3(2), and 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each referred to as an "EMPLOYEE BENEFIT PLAN"), maintained by or for the benefit of CFSB or CFSB's subsidiaries or to which CFSB or any of CFSB's subsidiaries has made payments or contributions on behalf of its employees:

               4.21.1 ERISA COMPLIANCE. CFSB, each of CFSB's subsidiaries, each Employee Benefit Plan, and all trusts created thereunder are in substantial compliance with ERISA, and all other applicable laws and regulations insofar as such laws and regulations apply to such plans and trusts.

               4.21.2 INTERNAL REVENUE CODE COMPLIANCE. CFSB, each of CFSB's subsidiaries, each Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code, and all trusts created thereunder are in substantial compliance with the applicable provisions of the Internal Revenue Code.

               4.21.3 PROHIBITED TRANSACTIONS. No Employee Benefit Plan and no trust created thereunder has been involved, subsequent to June 30, 1974, in any nonexempt "prohibited transaction" as defined in Section
     4975 of the Internal Revenue Code and in Sections 406, 407, and 408 of
     ERISA.

               4.21.4 PLAN TERMINATION. No Employee Benefit Plan that is a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued, or merged into another plan or trust after January 1, 1985, except in compliance with notice and disclosure to the Internal Revenue Service and the Pension Benefit Guaranty Corpora-tion (the "PBGC"), where applicable, as required by the Internal Reve-nue Code and ERISA. With respect to each such termination, all termi-nation procedures have been completed and there are no pending or potential liabilities to the PBGC, to the plans, or to participants under such terminated plans. Each such termination, partial termina-tion, curtailment, discontinuance, or consolidation has been accompa-nied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termina-tion proceedings with and through the PBGC.

               4.21.5 MULTIEMPLOYER PLAN. No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

               4.21.6 DEFINED BENEFIT PLAN. No Employee Benefit Plan in effect as of the date of this Plan of Merger, is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

               4.21.7 PAYMENT OF CONTRIBUTIONS. CFSB has made when due all contributions required under each Employee Benefit Plan and under applicable laws and regulations.

               4.21.8 PAYMENT OF BENEFITS. There are no payments that have become due from any Employee Benefit Plan, the trusts created thereun-der, or from CFSB or any of CFSB's subsidiaries that have not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

               4.21.9 ACCUMULATED FUNDING DEFICIENCY. No Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has incurred, subsequent to June 30, 1974, an "accumulated funding deficiency" as defined in Section 412(a) of the Internal Revenue Code and Section 302 of ERISA (whether or not waived).

               4.21.10 FILING OF REPORTS. CFSB each of CFSB's subsidiaries has filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Employee
     Benefit Plan with the IRS, the United States Department of Labor, and the PBGC as prescribed by the Internal Revenue Code, ERISA, and the regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no material misstatements or omissions in any such filing.

     4.22  ENVIRONMENTAL MATTERS.

               4.22.1 HAZARDOUS SUBSTANCES. For purposes of this Plan of Merger, "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. <Section> 9601 ET SEQ. ("CERCLA"), and also includes any substance now or in the future regu-lated by or subject to any Environmental Law (as defined below) and any other pollutant, contaminant, or waste, including, without limita-tion, petroleum, asbestos, radon, and polychlorinated biphenyls.

               4.22.2 ENVIRONMENTAL LAWS. For purposes of this Plan of Merger, "ENVIRONMENTAL LAWS" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (a) regulate the generation, manufacture, release, treatment, containment, storage, handling, transportation, disposal, or management of Hazardous Sub-stances; (b) regulate or prescribe standards or requirements for the protection of air, water, or soil quality; (c) are intended to protect public health or the environment; or (d) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Haz-ardous Substance.

               4.22.3 OWNED OR OPERATED PROPERTY. With respect to: (i) the real estate owned or leased by CFSB or any of CFSB's subsidiaries or used in the conduct of their businesses; (ii) other real estate owned by CFSB Bank; (iii) real estate held and administered in trust by CFSB Bank; and (iv) to CFSB's knowledge, any real estate formerly owned or leased by CFSB or CFSB Bank (for purposes of this Section, properties described in any of (i) through (iv) are collectively referred to as "PREMISES"):

                    (a) CONSTRUCTION AND CONTENT. To its knowledge, none of the Premises is constructed of, or contains as a component part, any material that (either in its present form or as it may rea-sonably be expected to change through aging or normal use) re-leases or may release any Hazardous Substance in violation of applicable law. Without limiting the generality of this Section, to the knowledge of CFSB, the Premises are free of asbestos ex-cept to the extent properly sealed or encapsulated in compliance with all applicable Environmental Laws and all workplace safety and health laws and regulations.

                    (b) USES OF PREMISES. To its knowledge, no part of the Premises has been used for the generation, manufacture, handling, containment, treatment, transportation, storage, disposal, or management of Hazardous Substances.

                   (c) UNDERGROUND STORAGE TANKS. To its knowledge, the Pre-mises do not contain, and have never contained, any underground storage tanks. With respect to any underground storage tank that is listed in the CFSB Disclosure Statement as an exception to the foregoing, each such underground storage tank presently or previ-ously located on Premises is or has been maintained or removed, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any release of a Hazardous Substance to the environment that has not been remediated.

                    (d) ABSENCE OF CONTAMINATION. To its knowledge, the Pre-mises do not contain and are not contaminated by any reportable quantity, or any quantity or concentration in excess of applica-ble cleanup standards, of a Hazardous Substance from any source.

                    (e) ENVIRONMENTAL SUITS AND PROCEEDINGS. To its knowledge after reasonable inquiry, there is no action, suit, investiga-tion, liability, inquiry, or other proceeding, ruling, order, notice of potential liability, or citation involving CFSB or any of CFSB's subsidiaries that is pending, threatened, or previously asserted under, or as a result of any actual or alleged failure to comply with any requirement of, any Environmental Law. To its knowledge, there is no basis for any of the foregoing.

               4.22.4 LOAN PORTFOLIO. With respect to any real estate securing any outstanding loan or related security interest and any owned real estate acquired in full or partial satisfaction of a debt previously contracted, CFSB and each of CFSB's subsidiaries has complied in all material respects with their policies (as such policies may have been in effect from time to time and as disclosed in the CFSB Disclosure Statement), and all applicable laws and regulations, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance on, in, or under such property and whether or not a release of a Hazardous Substance has occurred at or from such property.

     4.23 DUTIES AS FIDUCIARY. CFSB Bank has performed all of its duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards. CFSB Bank has not received notice of any claim, allegation, or complaint from any person that CFSB Bank failed to perform these fiduciary duties in the required manner.

     4.24 INVESTMENT BANKERS AND BROKERS. CFSB has employed Feldman Fi-nancial Advisors, Inc. ("FELDMAN FINANCIAL"), in connection with the Merger. CFSB's only obligation with respect to investment banking firms or brokers is the payment of fees and expenses as described in the CFSB Dis-closure Statement. Other than Feldman Financial Advisors, Inc., CFSB has not employed any broker, finder, or investment banker in connection with this Plan of Merger or the transactions contemplated by it. CFSB has no express or implied agreement with any other person or company relative to any commission or finder's fee payable with respect to this Plan of Merger or the transactions contemplated by it.

     4.25 CFSB-RELATED PERSONS. For purposes of this Plan of Merger, the term "CFSB-RELATED PERSON" shall mean any director or executive officer of CFSB or any of CFSB's subsidiaries, their spouses and children, any person who is a member of the same household as such persons, and any corporation, partnership, proprietorship, trust, or other entity of which any such per-sons, alone or together, have Control.

               4.25.1 CONTROL OF MATERIAL ASSETS. Other than in a capacity as a stockholder, director, or executive officer of CFSB or CFSB's sub-sidiaries, no CFSB-Related Person owns or controls any material assets or properties that are used in the business of CFSB or any of CFSB's subsidiaries.

               4.25.2 CONTRACTUAL RELATIONSHIPS. Other than ordinary and cus-tomary banking relationships, no CFSB-Related Person has any contrac-tual relationship with CFSB or any of CFSB's subsidiaries.

               4.25.3 LOAN RELATIONSHIPS. No CFSB-Related Person has any out-standing loan or loan commitment from, or on whose behalf an irrevoca-ble letter of credit has been issued by, CFSB or any of CFSB's subsid-iaries in a principal amount of $60,000 or more.

     4.26 CHANGE IN BUSINESS RELATIONSHIPS. Neither CFSB nor any of CFSB's subsidiaries has notice, whether on account of the Merger or other-wise, that: (a) any customer, agent, representative, or supplier of CFSB or any of CFSB's subsidiaries intends to discontinue, diminish, or change its relationship with CFSB or any of CFSB's subsidiaries, the effect of which would have a Material Adverse Effect on CFSB; or (b) any executive officer of CFSB or any of CFSB's subsidiaries intends to terminate his or her em-ployment.

     4.27 INSURANCE. CFSB and each of CFSB's subsidiaries maintains in full force and effect insurance on its assets, properties, premises, opera-tions, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry. There is no unsatisfied claim of $50,000 or more under such insurance as to which the insurance carrier has denied liabil-ity. During the last five years, no insurance company has canceled or refused to renew a policy of insurance covering CFSB's or any of CFSB's subsidiaries's assets, properties, premises, operations, or personnel.
CFSB have given adequate and timely notice to each insurance carrier, and has complied with all policy provisions, with respect to any known claim for which a defense and/or indemnification may be available to CFSB or any of CFSB's subsidiaries.

     4.28 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of CFSB are complete and correct in all material respects and have been maintained in accordance with sound busi-ness practices, including the maintenance of an adequate internal control system. The corporate minute books of CFSB and each of CFSB's subsidiaries contain accurate and complete records of all meetings of, and corporate action taken by, their stockholders, boards, and committees thereof. Since January 1, 1990, the minutes of each meeting (or corporate action without a meeting) of any such stockholders, boards, or committees have been duly prepared and are contained in such minute books.

     4.29 LOAN GUARANTEES. All guarantees of indebtedness owed to CFSB or any of CFSB's subsidiaries, including without limitation those of the Fed-eral Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable.

     4.30 EVENTS SINCE DECEMBER 31, 1998. Neither CFSB nor any of CFSB's subsidiaries has, since December 31, 1998:

               4.30.1 BUSINESS IN ORDINARY COURSE. Other than as contemplated by this Plan of Merger, conducted its business other than in the ordi-nary course, or incurred or become subject to any liability or obliga-tion, except liabilities (including deposits) incurred in the ordinary course of business, and except for any single liability or for the aggregate of any group of related liabilities that do not exceed
     $100,000.

               4.30.2 STRIKES OR LABOR TROUBLE. Experienced or, to its knowl-edge, been threatened by any strike, work stoppage, organizational effort, or other labor trouble, or any other event or condition of any similar character that has had or could reasonably be expected to have a Material Adverse Effect on CFSB.

               4.30.3 DISCHARGE OF OBLIGATIONS. Discharged or satisfied any lien or encumbrance, or paid any obligation or liability other than those shown on CFSB's Financial Statements as of December 31, 1998, or incurred after that date, other than in the ordinary course of busi-ness, and except for such liens, encumbrances, liabilities, and obli-gations that do not in the aggregate exceed $100,000.

               4.30.4 MORTGAGE OF ASSETS. Mortgaged, pledged, or subjected to lien, charge, or other encumbrance any of its assets, or sold or transferred any such assets, except in the ordinary course of busi-ness, and except for such mortgages, pledges, liens, charges, and encumbrances for indebtedness that do not in the aggregate exceed $100,000.

               4.30.5 CONTRACT AMENDMENT OR TERMINATION. Made or permitted any amendment or early termination of any contract to which it is a party and that is material to the financial condition, income, expenses, business, properties, operations, or prospects of CFSB, except as may be expressly provided in this Plan of Merger.

     4.31 RESERVE FOR LOAN LOSSES. The allowance for losses on loans and real estate as reflected in CFSB's Financial Statements and Call Reports were and will be, as of their respective dates, (a) adequate to meet all reasonably anticipated loan and real estate losses, net of recoveries re-lated to assets previously charged off as of those dates, and (b) consis-tent with GAAP and safe and sound banking practices.

     4.32 LOAN ORIGINATION AND SERVICING. In originating, underwriting, servicing, purchasing, selling, transferring, and discharging loans, mort-gages, land contracts, and other contractual obligations, either for its own account or for the account of others, each of CFSB's subsidiaries has complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures, except for incidents of noncompliance that would not, individu-ally or in the aggregate, have a Material Adverse Effect on CFSB.

     4.33 PUBLIC COMMUNICATIONS; SECURITIES OFFERING. Each annual report, quarterly report, proxy material, press release, or other communication previously sent or released by CFSB to CFSB's stockholders or the public did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the state-ments therein, in light of the circumstances under that they were made, not misleading.

     4.34 NO INSIDER TRADING. CFSB has reviewed its stock transfer re-cords since December 31, 1995, and has questioned its directors and execu-tive officers concerning known stock transfers since that date. Based upon that investigation, CFSB has not, and to CFSB's knowledge (a) no director or officer of CFSB, (b) no person related to any such director or officer by blood or marriage and residing in the same household, and (c) no person knowingly provided material nonpublic information by any one or more of these persons; has purchased or sold, or caused to be purchased or sold, any shares of CFSB Common Stock during any period when CFSB was in posses-sion of material nonpublic information or in violation of any applicable provision of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     4.35 DATA PROCESSING CONTRACTS. All material data processing con-tracts of CFSB or CFSB's subsidiaries are cancelable on or before September 30, 1999, without cost or penalty.

     4.36 YEAR 2000 COMPLIANCE. CFSB and CFSB Bank have adopted plans and procedures consistent with good business practices and the requirements of their primary thrift regulator for their Year 2000 Assets (as defined be-low) to be timely modified, upgraded or replaced to become Year 2000 Ready (as defined below). Set forth in the CFSB Disclosure Statement are copies of all letters and responses between CFSB or CFSB's subsidiaries and their vendors relating to such compliance matters. The cost of achieving Year 2000 Readiness for any Year 2000 Assets that are not Year 2000 Ready would not have a Material Adverse Effect on CFSB or CFSB's subsidiaries. No representation is made relating to the compatibility of the technology used by CFSB or CFSB's subsidiaries with that used by Old Kent or with respect to the cost of integrating the technology of CFSB or CFSB's subsidiaries with that used by Old Kent. "YEAR 2000 ASSETS" means all buildings, plants, structures, machinery, equipment, software, hardware, computer systems and other property owned, leased, licensed or used by CFSB or CFSB's subsidiaries in their business. "YEAR 2000 READY" means that the Year 2000 Asset accurately processes and handles date and time data, in-cluding but not limited to performing all leap year calculations and calcu-lating, comparing and sequencing during and between the years 1999 and 2000 and all other years, and will not malfunction, cease to function or provide invalid or incorrect results or data as a result of date or time data, including when a Year 2000 Asset is used in combination with or is inter-facing with any other Year 2000 Asset or with any other asset or informa-tion technology.

     4.37 ACCOUNTING AND TAX TREATMENT. Neither CFSB nor, to its knowl-edge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to CFSB and its affiliates, would prevent Old Kent from accounting for the business combination to be ef-fected by the Merger as a pooling-of-interests. CFSB is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

     4.38 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by CFSB in connection with this Plan of Merger, including the CFSB Disclosure State-ment, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the state-ments contained therein, in light of the circumstances in which they are made, not misleading.


                   ARTICLE V - COVENANTS PENDING CLOSING

     Subject to the terms and conditions of this Plan of Merger, CFSB and Old Kent further agree that:

     5.1  DISCLOSURE STATEMENTS; ADDITIONAL INFORMATION.

               5.1.1 FORM AND CONTENT. Each party's Disclosure Statement shall contain appropriate references and cross-references with respect to disclosures, and appropriate identifying markings with respect to documents, that pertain to one or more sections or articles of this Plan of Merger.

               5.1.2 UPDATE. Not less than six business days prior to the Closing, each party shall deliver to the other an update to its Dis-closure Statement describing any material changes and containing any new or amended documents, as specified below, that are not contained in its Disclosure Statement as initially delivered. This update shall not cure any breach of a representation or warranty occurring at the time of execution of this Plan of Merger.

               5.1.3 CERTIFICATION. Each party's Disclosure Statement and its update shall each be certified on its behalf by its chief executive officer and its chief financial officer (or, in the case of Old Kent, such other executive officer(s) as may be appropriate) that such Dis-closure Statement contains no untrue statement of a material fact, or fails to omit to state a material fact necessary to make the state-ments contained therein, in light of the circumstances in which they are made, not misleading.

               5.1.4 CFSB'S SCHEDULE OF ADDITIONAL INFORMATION. CFSB shall prepare and, within 45 days after the execution of the Plan of Merger, deliver to Old Kent two copies of the Schedule of Additional Informa-tion attached as EXHIBIT C. The Schedule of Additional Information shall contain the information described in EXHIBIT C with appropriate references and cross-references with respect to disclosures and appro-priate identifying marking with respect to documents. In addition, the Schedule of Additional Information shall contain true and correct copies of each and every document specified in EXHIBIT C.

     5.2 CHANGES AFFECTING REPRESENTATIONS. While this Plan of Merger is in effect, if either Old Kent or CFSB becomes aware of any facts or of the occurrence or impending occurrence of any event that (a) would cause one or more of the representations and warranties it has given in Article III or IV, respectively, subject to the exceptions contained in the CFSB Disclo-sure Statement or the Old Kent Disclosure Statement, respectively, to be-come untrue or incomplete, or (b) would have caused one or more of such representations and warranties to be untrue or incomplete had such facts been known or had such event occurred prior to the execution of this Plan of Merger, then such party (the "NOTIFYING PARTY") shall immediately give detailed written notice of such discovery or change, including a detailed description of the underlying facts or events, to the other party; and unless waived by the other party in writing, the Notifying Party shall use all reasonable efforts to take remedial or preventative action, if possi-ble, in order that such representations and warranties will be true and complete at the Closing. No remedial action taken by a Notifying Party shall be deemed to cure a breach of any representation or warranty given by the Notifying Party in this Plan of Merger, unless such cure is to the reasonable satisfaction of the other party.

     5.3 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME--CFSB. CFSB agrees that, until the Effective Time, except as consented to in writing by Old Kent or as otherwise provided in this Plan of Merger, CFSB shall, and it shall cause each of its subsidiaries to:

               5.3.1 ORDINARY COURSE. Conduct its business and manage its property only in the usual, regular, and ordinary course and not oth-erwise, in substantially the same manner as prior to the execution of this Plan of Merger, and not make any substantial change to its expen-ditures or methods of management or operation in respect of such busi-ness or property.

               5.3.2 NO INCONSISTENT ACTIONS. Take no action that would be inconsistent with or contrary to the representations, warranties, and covenants made by CFSB in this Plan of Merger, and take no action that would cause CFSB's representations and warranties to become untrue except as and to the extent required by applicable laws and regula-tions or regulatory agencies having jurisdiction, or this Plan of Merger.

               5.3.3 COMPLIANCE. Comply in all material respects with all laws, regulations, agreements, court orders, and administrative orders applicable to the conduct of its business unless the application of such laws, regulations, or orders is being contested in good faith and Old Kent has been notified of such contest.

               5.3.4 NO AMENDMENTS. Make no change in its Certificate of In-corporation or its By-laws, other than to amend its By-laws to reduce the number of seats on the CFSB board of directors to eliminate any vacant positions.

               5.3.5 BOOKS AND RECORDS. Maintain its books, accounts, and records in the usual and regular manner, and in material compliance with all applicable laws and accounting standards.

               5.3.6  NO CHANGE IN STOCK.   Except as contemplated by this Plan
     of Merger or the Option Agreement:   (a) make no change in the number
     of shares of its capital stock issued and outstanding other than pur-suant to the exercise of outstanding options awarded prior to the date of this Plan of Merger under the Option Plans; (b) grant no warrant, option, or commitment relating to its capital stock; (c) enter into no agreement relating to its capital stock; and (d) issue no securities convertible into its capital stock.

               5.3.7 MAINTENANCE. Use all reasonable efforts to maintain its property and assets in their present state of repair, order and condi-tion, reasonable wear and tear and damage by fire or other casualty excepted.

               5.3.8 PRESERVATION OF GOODWILL. Use all reasonable efforts to preserve its business organization intact, to keep available the ser-vices of its present officers and employees, and to preserve the good-will of its customers and others having business relations with it.

               5.3.9 INSURANCE POLICIES. Use all reasonable efforts to main-tain and keep in full force and effect insurance coverage, so long as such insurance is reasonably available, on its assets, properties, premises, operations, and personnel in such amounts, against such risks and losses, and with such self-insurance requirements as are presently in force.

               5.3.10 CHARGE-OFFS. Charge off loans and maintain its reserve for loan and lease losses, in each case in a manner in conformity with the prior practices of CFSB and CFSB Bank and applicable industry, regulatory, and accounting standards.

               5.3.11 POLICIES AND PROCEDURES. Make no material change in any policies and procedures applicable to the conduct of its business, including without limitation any loan and underwriting policies, loan loss and charge-off policies, investment policies, and employment policies, except as and to the extent required by law or regulatory agencies having jurisdiction.

               5.3.12 NEW DIRECTORS OR OFFICERS. Except to reelect persons who are then incumbent officers and directors at annual meetings, not (a) increase the number of directors or fill any vacancy on the board of directors; or (b) elect or appoint any person to an executive office.

               5.3.13  COMPENSATION AND FRINGE BENEFITS.   Except for previously
     planned salary increases, bonuses as set forth in the CFSB Disclosure Statement, and payments pursuant to the CFSB Bank Management Incentive Compensation Plan for calendar year 1998 and on a pro rata basis for calendar year 1999 (based upon the most recently available peer group information) to be paid no later than at the Effective Time, take no action to increase, or agree to increase, the salary, or other compen-sation payable to, or fringe benefits of, or pay or agree to pay any bonus to, any officer or director, or any other class or group of employees as a class or group, except for increases, agreements or payments that are reasonable in amount and consistent with past prac-tice.

               5.3.14 BENEFIT PLANS. Take no action to introduce, change, or agree to introduce or change, any pension, profit-sharing, or employee benefit plan, fringe benefit program, or other plan or program of any kind for the benefit of its employees unless required by law or this Plan of Merger.

               5.3.15 NEW EMPLOYMENT AGREEMENTS. Take no action to enter into any employment agreement that is not terminable by CFSB or any of CFSB's subsidiaries, as the case may be, without cost or penalty upon 60 days' or less notice, except as contemplated by this Plan of Merger.

               5.3.16 BORROWING. Take no action to borrow money except in the ordinary course of business.

               5.3.17 MORTGAGING ASSETS. Take no action to sell, mortgage, pledge, encumber, or otherwise dispose of, or agree to sell, mortgage, pledge, encumber, or otherwise dispose of, any of its property or assets, except in the ordinary course of business, and except for property or assets, or any group of related properties or assets, that have a fair market value of less than $100,000.

               5.3.18 NOTICE OF ACTIONS. Notify Old Kent of the threat or commencement of any action, suit, proceeding, claim, arbitration, or investigation against or relating to: (a) CFSB or any of CFSB's sub-sidiaries; (b) their respective directors, officers, or employees in their capacities as such; (c) CFSB's or CFSB's subsidiaries' assets, liabilities, businesses, or operations; or (d) the Merger or this Plan of Merger.

               5.3.19 COOPERATION. Take such reasonable actions as may be necessary to cooperate in effecting the Merger.

               5.3.20 CHARITABLE CONTRIBUTIONS. Make no new, and not renew any existing, charitable or similar contributions or gifts of cash or other assets except for contributions that, in the aggregate, will have a fair market value not greater than $90,000 and shall not, with out Old Kent's prior consent, commit CFSB or CFSB's subsidiaries to expenditures after 1999.

               5.3.21 LARGE EXPENDITURES. Take no action to pay, agree to pay, or incur any liability, excepting such liabilities that have been accrued on its books as of the execution of this Plan of Merger, for the purchase or lease of any item of real property, fixtures, equip-ment, or other capital asset in excess of $50,000 individually or in excess of $100,000 in the aggregate with respect to CFSB, except pur-suant to prior commitments or plans made by CFSB that are disclosed in the CFSB Disclosure Statement.

               5.3.22 NEW SERVICE ARRANGEMENTS. Take no action to enter into, or commit to enter into, any agreement for trust, consulting, profes-sional, or other services to CFSB or any of CFSB's subsidiaries that is not terminable by CFSB without penalty upon 60 days' or less no-tice, except for contracts for services under which the aggregate required payments do not exceed $250,000, except for legal, account-ing, and other ordinary expenses related to this Plan of Merger.

               5.3.23 CAPITAL IMPROVEMENTS. Take no action to open, enlarge, or materially remodel any bank or other facility, and not lease, pur-chase, or otherwise acquire any real property for use as a branch bank, or apply for regulatory approval of any new branch bank, except-ing pursuant to prior commitments or plans made by CFSB or CFSB Bank that are disclosed in the CFSB Disclosure Statement.

     5.4 APPROVAL OF PLAN OF MERGER. As soon as practicable after this Plan of Merger has been executed and delivered and the Registration State-ment has become effective, CFSB shall submit this Plan of Merger to its stockholders for approval and adoption at a meeting properly called, no ticed, and held for that purpose (the "STOCKHOLDERS' MEETING").

               5.4.1 BOARD RECOMMENDATION. Except in the case of a "Fiduciary Event" (as defined below) at the Stockholders' Meeting and in any proxy materials used in connection with the meeting, the board of directors of CFSB shall recommend that its stockholders vote for ap-proval and adoption of this Plan of Merger. All actions taken in connection with the solicitation of proxies for and the voting of shares of CFSB Common Stock held by or through the CFSB Employee Stock Ownership Plan (the "ESOP") shall be done in a manner that complies with all standards and guidelines issued by the United States Depart-ment of Labor.

               5.4.2  FIDUCIARY EVENT.   A "FIDUCIARY EVENT" shall have occurred
     when the board of directors of CFSB has (a) received in writing a "Superior Proposal" (as defined below), which is then pending, (b) determined in good faith (after consultation with independent legal counsel) that the failure to so withdraw, modify, or change its recom-mendation would cause the board of directors of CFSB to breach its fiduciary duties to CFSB's stockholders under applicable law, and (c) determined to accept and recommend the Superior Proposal to the stock holders of CFSB.

               5.4.3 SUPERIOR PROPOSAL. A "SUPERIOR PROPOSAL" means any bona fide unsolicited Proposal (as defined in Section 5.9.2 (COMMUNICATION
     OF OTHER PROPOSALS)) made by a third party on terms that the board of directors of CFSB determines in its good faith judgment, based upon the written advice of Feldman Financial or such other a financial advisor of nationally recognized reputation, to be more financially favorable to CFSB's stockholders than the Plan of Merger.

               5.4.4  NOTICE.   CFSB agrees that it shall notify Old Kent at
     least three business days prior to taking any action with respect to such Superior Proposal or taking any action with respect to the with-drawal, modification, or change of its recommendation to stockholders for adoption of this Plan of Merger. Notwithstanding anything to the contrary contained in this Plan of Merger, any withdrawal, modifica-tion, or change of recommendation upon a Fiduciary Event in accordance with the provisions of this Section shall not constitute a breach of this Plan of Merger by CFSB.

     5.5 REGULAR DIVIDENDS. CFSB shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock, or property) with respect to, or purchase or redeem, any shares of the capital stock other than the regular 10 percent stock dividend on dates corresponding to the historical declaration and payment dates and regular quarterly cash dividends per share on CFSB Common Stock payable on the regular historical payment dates, all in a manner consistent with CFSB's past dividend practice. Old Kent and CFSB agree that they will cooperate to assure that, during any calendar quarter, there shall not be a duplica-tion of payment of dividends to stockholders of CFSB. Notwithstanding the above, if and to the extent that the payment of a dividend in the manner provided in this Section would, under GAAP or the rules, regulations, or interpretations of the SEC or its staff, disqualify the Merger for pooling-of-interests accounting treatment, that dividend shall not be paid, but an equitable adjustment shall be made to the Exchange Ratio for the amount of the dividend not paid. If the customary payment date for the next regular cash dividend payable after the Effective Time of Old Kent Common Stock as the Surviving Corporation which is eligible to be received by the former holders of CFSB Common Stock is more than 90 days after the payment date of the last regular cash dividend paid or to be paid on CFSB Common Stock prior to the Effective Time (such number of days over 90 days being the "DIVIDEND LAG PERIOD"), then CFSB may declare and set aside immediately prior to the Effective Time, and may pay at a date it may select in its discretion, a "SPECIAL PRO-RATA DIVIDEND" pursuant to this Section. Any such Special Pro-rata Dividend shall be payable in cash, and shall not exceed an amount per share that is the product of (i) the amount of the dividend permitted to be paid by CFSB pursuant to this Section 5.5, multi-plied by (ii) a fraction, the numerator of which is the Dividend Lag Period and the denominator of which is 90 days.

     5.6 DATA PROCESSING AND RELATED CONTRACTS. Until the Effective Time, CFSB shall not enter into any new data processing agreement without the consent of Old Kent (which consent shall not be unreasonably withheld or delayed if such agreement is necessary for CFSB to conduct business in the ordinary course) and shall advise Old Kent of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, and data processing hardware lease agreements with independent vendors. CFSB agrees to cooperate with Old Kent in nego-tiating with those vendors the length of any extension or renewal term of those agreements, which, unless otherwise agreeable with Old Kent, shall not exceed one year from the date of renewal. CFSB agrees to send to each vendor, as and when due, such notices of nonrenewal as may be necessary or appropriate under the terms of the applicable agreements to prevent those agreements from automatically renewing for a term of more than one year from the date of renewal, except as otherwise agreed between CFSB and Old Kent.

     5.7  AFFILIATES -- COMPLIANCE WITH ACCOUNTING AND SECURITIES RULES.

               5.7.1 CFSB AFFILIATES. CFSB shall use its best efforts to cause each director, executive officer, and other person who is an "affili-ate" (for purposes of (a) Rule 145 under the Exchange Act, and (b) qualifying the Merger for pooling-of-interests accounting treatment) of CFSB to deliver to Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Stockholders'
     Meeting, a written agreement, in the form of EXHIBIT D (the "CFSB
     AFFILIATE AGREEMENTS"). CFSB shall provide a list of such affiliates within five days of its execution of this Plan Merger and shall up date such list as necessary upon the reasonable request of Old Kent.
     Old Kent shall use its best efforts to publish as promptly as reason-ably practical but in no event later than 30 days after the end of the first full month after the Effective Time in which there are at least
     30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

               5.7.2 OLD KENT AFFILIATES. Old Kent shall use all reasonable efforts to cause each director, executive officer, and other person who is an "affiliate" (for the purpose of qualifying the Merger for pooling-of-interests accounting treatment) of Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Stockholders' Meeting, to execute and deliver a written agreement under which such affiliate agrees not to sell, pledge, transfer, or otherwise dispose of his or her Old Kent Common Stock during any period that any such disposition would, under GAAP or the rules, regulations, or interpretations of the SEC or its staff, dis-qualify the Merger for pooling-of-interests accounting treatment.

     5.8  INDEMNIFICATION AND INSURANCE.

               5.8.1 INDEMNIFICATION. Following the Effective Time, Old Kent shall indemnify, defend and hold harmless the directors and officers of CFSB and its subsidiaries (each an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities or amounts paid in set-tlement incurred in connection with any claim, action, suit or pro-ceeding, whether civil, criminal, administrative or investigative (collectively, "CLAIMS"), arising out of actions or omissions occur-ring at or prior to the Effective Time, including, but not limited to, the Merger, regardless of whether such Claim is asserted before, at or after the Effective Time, to the fullest extent that CFSB or its sub-sidiaries is permitted to indemnify (and advance expenses to) its directors and officers under applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Time or the Certificate of Incorporation or By-laws of CFSB or its subsidiaries as in effect as of the date hereof. Old Kent may pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Time upon receipt of any undertaking required by applicable law. Old Kent shall ensure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in CFSB's Certificate of Incorporation, as in effect as of the date hereof, or allowed under applicable state or federal law as in effect as of the date hereof or as amended applicable to a time before the Effective Time, with respect to claims or liabilities arising from facts or events existing or occurring before the Effective Time (in-cluding, without limitation, the transactions contemplated hereby), shall survive the Merger.

               5.8.2 INSURANCE. Old Kent shall use all reasonable efforts to cause the persons serving as officers and directors of CFSB immedi-ately prior to the Effective Time to be covered for a period of at least six years from the Effective Time by the directors' and offi-cers' liability insurance policy maintained by CFSB (provided that Old Kent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided, that in no event shall Old Kent be required to spend more than $140,000 (the "INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto. If Old Kent does not advise CFSB in writing at least 30 days prior to the Closing that it has procured such coverage for at least six years or agrees to do so without regard to the Insurance Amount, CFSB shall be permitted (after giving Old Kent three business days prior written notice and an additional two business day period to purchase such coverage), in lieu of receiving the foregoing insurance coverage, to procure tail coverage for past acts and omissions for a single premium amount not in excess of the Insurance Amount.

               5.8.3 ENFORCEMENT. The obligation of Old Kent provided under Sections 5.8.1 and 5.8.2 are intended to be enforceable against Old
     Kent directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Old Kent.

     5.9 EXCLUSIVE COMMITMENT. Neither Old Kent nor any of Old Kent's subsidiaries, nor any of their directors, officers, employees, investment bankers, representatives, or agents, shall take any action inconsistent with the intent to consummate the Merger upon the terms and conditions of this Plan of Merger. Except as provided below, neither CFSB nor any of CFSB's subsidiaries, nor any of their directors, officers, employees, in-vestment bankers, representatives, or agents, shall take any action incon-sistent with the intent to consummate the Merger upon the terms and condi-tions of this Plan of Merger. Without limiting the foregoing:

               5.9.1 NO SOLICITATION. Neither CFSB nor any of CFSB's subsid-iaries, nor any of their respective directors, officers, employees, investment bankers, representatives, or agents, shall directly or indirectly invite, initiate, solicit or encourage, or, unless a Fidu-ciary Event has occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of CFSB, at that time, has yet to determine to accept and recommend the Superior Pro-posal to the stockholders of CFSB), negotiate (which terms shall not include a request for additional information in response to a Proposal that is necessary to determine whether the Proposal is a Superior Proposal, which shall be permitted hereby) with any other party, any proposals, offers, or expressions of interest concerning any tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving CFSB or any of CFSB's subsidiar-ies other than the Merger (a "BUSINESS COMBINATION").

               5.9.2 COMMUNICATION OF OTHER PROPOSALS. CFSB shall cause writ-ten notice to be delivered to Old Kent promptly upon receipt of any solicitation, offer, proposal, or expression of interest (a "PRO
     POSAL") concerning a Business Combination. Such notice shall contain the material terms and conditions of the Proposal to which such notice relates and shall contain, unless a Fiduciary Event has occurred and continues or a request for additional information which the CFSB board of directors has determined is necessary to fulfill its fiduciary duties is pending, a copy of CFSB's unequivocal rejection of the Pro-posal in the form actually delivered to the person from whom the Pro-posal was received. Thereafter, CFSB shall promptly notify Old Kent of any material changes in the terms, conditions, and status of any Proposal.

               5.9.3  FURNISHING INFORMATION.   Unless a Fiduciary Event has
     occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of CFSB, at that time, has yet to determine to accept and recommend the Superior Proposal to the stock-holders of CFSB), neither CFSB nor any of CFSB's subsidiaries, nor any of their respective directors, officers, employees, investment bank ers, representatives, or agents, shall furnish any nonpublic informa-tion concerning CFSB to any person who is not affiliated or under contract with CFSB or Old Kent, except as required by applicable law or regulations.

For the purposes of this Section, any breach of this Section by an execu-tive officer or director of CFSB in his or her individual capacity shall be deemed to be a breach by CFSB.

     5.10 REGISTRATION STATEMENT. The parties agree to cooperate in the preparation and filing with the SEC under the Securities Act and the Ex-change Act, the Registration Statement and the related Prospectus and Proxy Statement included as a part thereof covering the issuance by Old Kent of the shares of Old Kent Common Stock as contemplated by this Plan of Merger, together with such amendments as may reasonably be required for the Regis-tration Statement to become effective. Old Kent agrees to provide CFSB with reasonable opportunities to review and comment upon the Registration Statement, each amendment to the Registration Statement, and each form of the Prospectus and Proxy Statement before filing. Old Kent agrees to pro-vide CFSB, upon request, with copies of all correspondence received from the SEC with respect to the Registration Statement and its amendments and with all responsive correspondence to the SEC. Old Kent agrees to notify CFSB of any stop orders or threatened stop orders with respect to the Reg-istration Statement. The parties agree to provide all necessary informa-tion pertaining to each other promptly upon request, and to use all reason-able efforts to obtain the cooperation of their respective independent accountants and attorneys in connection with the preparation of the Regis-tration Statement and the Prospectus and Proxy Statement.

     5.11 OTHER FILINGS. Old Kent agrees to use its best efforts to pre-pare and file within 45 days after the date of this Plan of Merger with the Federal Reserve Board, OTS, and each other regulatory agency having juris-diction all documents reasonably required to obtain approval of or consent to consummate the Merger. Old Kent agrees to provide CFSB with reasonable opportunities to review and comment upon such documents before filing and to make such amendments and file such supplements thereto as CFSB may rea-sonably request. Old Kent shall provide CFSB with copies of all correspon-dence received from these agencies and all responsive correspondence sent to these agencies.

     5.12 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Plan of Merger, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under ap-plicable laws and regulations to consummate and make effective the transac-tions contemplated by this Plan of Merger. Old Kent and CFSB will use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

     5.13 ACCESS AND INVESTIGATION. For the purpose of permitting an examination of one party by the other's officers, attorneys, accountants, and representatives, each party shall: (a) permit, and shall cause each of their respective subsidiaries to permit, full access to their respective properties, books, and records at reasonable times and without undue inter-ference with normal business operations; (b) use reasonable efforts to cause its and each of respective subsidiaries' officers, directors, employ-ees, accountants, and attorneys to cooperate fully, for the purpose of permitting a complete and detailed examination of such matters by the other party's officers, attorneys, accountants, and representatives; and (c) furnish to the other, upon reasonable request, any information reasonably requested respecting its and each of its subsidiaries' properties, assets, business, and affairs. Each party acknowledges that certain information may not be disclosed by the other without the prior written consent of persons not affiliated with that party. If such information is requested, then the other party shall use reasonable efforts to obtain such prior consent and shall not be required to disclose such information unless and until such prior consent has been obtained. In the event of termination of this Plan of Merger, Old Kent and CFSB each agree to promptly return to the other party or to destroy all written materials furnished to it by the other party and the other party's subsidiaries, and all copies, notes, and summaries of such written materials. Old Kent and CFSB each agree to pre-serve intact all such materials that are returned to them and to make such materials reasonably available upon request or subpoena for a period of not less than six years from the termination of this Plan of Merger.

     5.14 CONFIDENTIALITY. Except as provided below, Old Kent and CFSB each agree:

               5.14.1 TREATMENT; RESTRICTED ACCESS. All information furnished to the other party pursuant to this Plan of Merger shall be treated as strictly confidential and shall not be disclosed to any other person, natural or corporate, except for its employees, attorneys, accoun-tants, regulators, and financial advisers who are reasonably believed to have a need for such information in connection with the Merger or except as required by law.

               5.14.2 NO OTHER USE. Neither party shall make any use, other than related to the Merger, of any information it may come to know as a direct result of a disclosure by the other party, its subsidiaries, directors, officers, employees, attorneys, accountants, or advisers or that may come into its possession from any other confidential source during the course of its investigation.

               5.14.3 EXCEPTED INFORMATION. The provisions of this Section shall not preclude Old Kent or CFSB, or their respective sub-sidiaries, from using or disclosing information that is readily ascer-tainable from public information or trade sources, known by it before the commencement of discussions between the parties or subsequently developed by it or its subsidiaries independent of any investigation under this Plan of Merger, received from any other person who is not affiliated with a party and who is not under any obligation to keep such information confidential, or reasonably required to be included in any filing or application required by any governmental or regula-tory agency.

               5.14.4 PROHIBIT INSIDER TRADING. Old Kent and CFSB shall each take responsible steps to assure that any person who receives nonpublic information concerning the Merger or the other party will treat the information confidentially as provided in this Section and not directly or indirectly buy or sell, or advise other persons to buy or sell, the other party's stock until such information is properly disclosed to the public.

     5.15 ENVIRONMENTAL INVESTIGATION. Old Kent shall be permitted to conduct an environmental assessment of each parcel of CFSB's Real Property and, at Old Kent's option, any other real estate acquired by any of CFSB's subsidiaries in satisfaction of a debt previously contracted. As to each such property:

               5.15.1 PRELIMINARY ENVIRONMENTAL ASSESSMENTS. Old Kent may, at its expense, engage an environmental consultant to conduct a prelimi-nary ("PHASE I") assessment of the property or, at its option, rely upon any Phase I assessment of the property obtained by CFSB, or any predecessor or company acquired by CFSB, that is recertified to Old
     Kent as of a recent date. CFSB and CFSB's subsidiaries shall provide reasonable assistance, including site access and a knowledgeable con-tact person, to the consultant for purposes of conducting the Phase I assessments.

               5.15.2 ENVIRONMENTAL RISKS. If there are any facts or condi-tions identified in a Phase I assessment that Old Kent believes could pose a current or future risk of a material liability, interference with use, or diminution of value of the property, then Old Kent shall identify that risk to CFSB, identify the facts or conditions underly-ing that risk, and provide CFSB with a copy of the Phase I assessment for that property (an "ENVIRONMENTAL RISK").

               5.15.3 PHASE II AND III WORK. Old Kent may obtain one or more estimates of the proposed scope of work and cost of any further envi-ronmental investigation, remediation, or other follow-up work it rea-sonably considers necessary or appropriate to assess and, if necessary under Environmental Laws, remediate an Environmental Risk ("PHASE II
     AND III WORK"). Old Kent shall provide copies of those estimates to CFSB. The fees and expenses of any Phase II and III Work shall be paid by CFSB. Old Kent and CFSB shall cooperate in the review, ap-proval, and implementation of all work plans for Phase II and III
     Work. All work plans for any Phase II and III Work shall be mutually satisfactory to Old Kent and CFSB. Mutually agreed upon Phase II and III Work shall be undertaken and completed as quickly as possible and shall be completed prior to the Closing.

               5.15.4 OLD KENT'S TERMINATION RIGHTS. If (a) Old Kent and CFSB are unable to agree upon a course of action to complete any Phase II and III Work and/or a mutually acceptable modification to this Plan of Merger, and (b) Old Kent cannot be reasonably assured that the after-tax cost of the sum of (i) the actual cost of all investigative and remedial or other corrective actions or measures taken pursuant to
     Section 5.15.3 (PHASE II AND III WORK); (ii) the estimated cost of all investigative actions and remedial or other corrective actions or measures not undertaken but required by Environmental Laws, or neces-sary to avoid future exposure to material liability under Environmen-tal Laws; and (iii) all diminutions of the value of such properties;
     in the aggregate will not exceed $3,000,000, then Old Kent may termi-nate this Plan of Merger as provided in Section 8.3.2 (ENVIRONMENTAL RISKS).

     5.16 ESOP. The ESOP shall be terminated effective as of the Effec-tive Time. Prior to its termination, the ESOP shall be amended to provide that no employees of Old Kent shall be eligible to participate, that there shall be no new participants in the plan on or after the Closing, that upon termination the Trustee shall pay off the outstanding balance owed by the ESOP under the loan agreement dated as of April 25, 1994, between the ESOP and CFSB (the "ESOP LOAN AGREEMENT"), and that any assets left in the sus-pense account after repayment of the loan will be allocated among the par-ticipants of the ESOP in accordance with the terms of the ESOP in a manner consistent with the Internal Revenue Code. Upon receipt of a favorable IRS determination letter with respect to the termination (which shall be pre-pared by Old Kent and its counsel with the participation and cooperation of CFSB and its counsel), the participants in the ESOP will have the option to transfer or roll over their ESOP accounts into the Old Kent Thrift Plan.

     5.17 TERMINATION OF 401(K) PLAN. Upon request by Old Kent, CFSB shall, and shall cause CFSB Bank to, take all action that is necessary and appropriate in the judgment of Old Kent to terminate the CFSB Bank Employ-ees' Deferred Savings Plan (the "401(K) PLAN") on a mutually agreed date that is as close as practicable to, but not more than 30 days before, the Effective Time.

     5.18 EMPLOYMENT AMENDMENTS. CFSB shall cause CFSB Bank, within 30 days after the date of this Plan of Merger, to obtain amendments (in the form previously agreed to by Old Kent and CFSB) to two existing employment agreements with its senior officers, as specified by Old Kent, providing for, among other things, mutually agreeable no-compete and non-solicitation covenants from those two employees, which shall only become effective upon consummation of the Merger at the Effective Time (the "EMPLOYMENT AMEND-MENTS").

     5.19 ACCOUNTING AND TAX TREATMENT. During the Term of this Plan of Merger, Old Kent and CFSB each agree not to take any action that would adversely affect the ability of Old Kent to treat the Merger as a pooling-of-interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; provided, that nothing in this Plan of Merger shall limit Old Kent's ability to exercise its rights under the Option Agreement. Old Kent and CFSB each agree to take such action as may be reasonably required to negate the impact of any past actions, if any, that might adversely impact the ability of Old Kent to treat the Merger as a pooling-of-interests.

     5.20 PUBLIC ANNOUNCEMENTS. Old Kent and CFSB shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Plan of Merger, except as may be otherwise required by law, and neither Old Kent nor CFSB shall issue any news releases with respect to this Plan of Merger or the Merger unless such news releases have been mutually agreed upon by the parties, except as required by law.

        ARTICLE VI - CONDITIONS PRECEDENT TO OLD KENT'S OBLIGATIONS

     All obligations of Old Kent under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Old
Kent), prior to or at the Closing, of each of the following conditions:

     6.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

               6.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of CFSB contained in this Plan of Merger shall be true and correct when made and as of the Closing as if made at and as of such time (without giving effect to any update to the Disclosure Schedule), except (a) as expressly contemplated or permitted by this Plan of Merger, (b) for representations and warranties relating to a time or times other than the Closing that were or will be true and correct at such time or times, and (c) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

               6.1.2 COMPLIANCE WITH AGREEMENTS. CFSB shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by CFSB prior to or at the Closing in all material respects.

               6.1.3 CERTIFICATES. Compliance with Sections 6.1.1 (REPRESENTA-TIONS AND WARRANTIES) and 6.1.2 (COMPLIANCE WITH AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of CFSB, dated as of the date of the Closing, certifying the foregoing in such detail as Old Kent may reasonably request, describing any exceptions to such compliance in such certificates.

     6.2 OPINION OF LEGAL COUNSEL. CFSB shall have delivered to Old Kent an opinion of Housley Kantarian & Bronstein, P.C., counsel for CFSB, dated as of the date of the Closing and substantially in the form contained in EXHIBIT E, with only such changes as may be reasonably satisfactory to counsel for Old Kent.

     6.3 REQUIRED REGULATORY APPROVALS. Old Kent shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental and self-regulatory authorities having jurisdiction as may be required to permit the performance by CFSB and Old Kent of their respective obligations under this Plan of Merger and the consummation of the Merger, without the regulating authority's imposition of non-standard conditions on approval that are not reasonably acceptable to Old Kent.

     6.4 STOCKHOLDER APPROVAL. The stockholders of CFSB shall have ap-proved and adopted this Plan of Merger.

     6.5 ORDER, DECREE, ETC. Neither Old Kent nor CFSB shall be subject to any order, decree, or injunction of a court or agency of competent ju-risdiction that enjoins or prohibits the consummation of the Merger.

     6.6 PROCEEDINGS. There shall not be any action, suit, proceeding, claim, arbitration, or investigation pending or threatened against or re-lating to CFSB, any of CFSB's subsidiaries, or its or their respective directors (in the capacity as such), officers (in the capacity as such), properties, or businesses that may reasonably result in any liability that could have a Material Adverse Effect on CFSB.

     6.7 TAX MATTERS. Old Kent shall have received a tax opinion from its counsel, reasonably satisfactory in form and substance, that Old Kent shall use reasonable efforts to obtain. The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from CFSB. The tax opinion shall be substantially to the effect that:

               6.7.1 REORGANIZATION. The Merger of CFSB with and into Old Kent will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Old Kent and CFSB will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

               6.7.2 ASSETS' TAX BASIS. The basis of the CFSB assets in the hands of Old Kent will be the same as the basis of those assets in the hands of CFSB immediately prior to the Merger.

               6.7.3 NO GAIN OR LOSS. No gain or loss will be recognized to Old Kent on the receipt by Old Kent of the assets of CFSB in exchange for Old Kent Common Stock and the assumption by Old Kent of the lia-bilities of CFSB.

               6.7.4 HOLDING PERIOD. The holding period of the assets of CFSB in the hands of Old Kent will include the holding period during which such assets were held by CFSB.

     6.8 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

     6.9 CERTIFICATE AS TO OUTSTANDING SHARES. Old Kent shall have re-ceived one or more certificates dated as of the Closing date and signed by the secretary of CFSB on behalf of CFSB, and by the transfer agent for CFSB Common Stock, certifying (a) the total number of shares of capital stock of CFSB issued and outstanding as of the close of business on the day immedi-ately preceding the Closing; and (b) with respect to the secretary's cer-tification, the number of shares of CFSB Common Stock, if any, that are issuable on or after that date, all in such form as Old Kent may reasonably request.

     6.10 CHANGE OF CONTROL WAIVERS. Old Kent shall have received evi-dence of the consents or other waivers of any material rights and the waiver of the loss of any material rights that may be triggered by the change of control of CFSB upon consummation of the Merger under the Desig-nated Contracts and any other agreement, contract, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument, under which the failure to obtain such consent or waiver could result in a Material Adverse Effect on CFSB; all in form and substance reasonably satisfactory to Old Kent.

     6.11 POOLING ASSURANCES. Old Kent shall have received a letter ad-dressed to CFSB, from CFSB's independent accountants, as of a date reason-ably approximate to the date of the Closing, to the effect that, as of such date, CFSB is eligible to participate in a pooling-of-interests combination and a letter from its independent accountants, satisfactory in form and substance, to the effect that (based in part on the letter from CFSB's independent accountants) the Merger should be treated as a pooling-of-in-terests for accounting and financial reporting purposes, subject to satis-faction of post-Merger conditions.

     6.12 NO DEFAULT UNDER ESOP LOAN AGREEMENT. CFSB shall have obtained and delivered to Old Kent such consents, amendments, or supplemental agree-ments, all in form and substance reasonably satisfactory to Old Kent, nec-essary or advisable to confirm that neither the execution of this Plan of Merger nor consummation of the Merger will result in any default or penalty under the ESOP loan agreement, or any related pledge agreement, security agreement, note, or other agreement.

     6.13 EMPLOYMENT AMENDMENTS. CFSB Bank shall have obtained and deliv-ered to Old Kent copies of the executed Employment Amendments.


         ARTICLE VII - CONDITIONS PRECEDENT TO CFSB'S OBLIGATIONS

     All obligations of CFSB under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of CFSB), prior to or at the Closing, of each of the following conditions:

     7.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

               7.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Old Kent contained in this Plan of Merger shall be true and correct when made and as of the Closing as if made at and as of such time (without giving effect to any update to the Disclosure Schedule), except (a) as expressly contemplated or permitted by this Plan of Merger, (b) for representations and warranties relating to a time or times other than the Effective Time that were or will be true and correct at such time or times, and (c) where the failure or fail-ures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

               7.1.2 COMPLIANCE WITH AGREEMENTS. Old Kent shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Old Kent prior to or at the Closing in all material respects.

               7.1.3 CERTIFICATES. Compliance with Sections 7.1.1 (REPRESENTA-TIONS AND WARRANTIES) and 7.1.2 (COMPLIANCE WITH AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of Old Kent, dated as of the date of the Closing, certifying the fore-going in such detail as Old Kent may reasonably request, describing any exceptions to such compliance in such certificates.

     7.2 OPINION OF LEGAL COUNSEL. Old Kent shall have delivered to CFSB an opinion of Warner Norcross & Judd llp, counsel for Old Kent, dated as of the date of the Closing and substantially in the form contained in EXHIBIT F, with only such changes as may be reasonably satisfactory to counsel for CFSB.

     7.3 REQUIRED REGULATORY APPROVALS. CFSB or Old Kent shall have re-ceived all such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by CFSB and Old Kent of their respective obligations under this Plan of Merger and the consummation of the Merger.

     7.4 STOCKHOLDER APPROVAL. CFSB shall have received the requisite approval of the stockholders of CFSB of this Plan of Merger.

     7.5 ORDER, DECREE, ETC. Neither Old Kent nor CFSB shall be subject to any applicable order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

     7.6 TAX MATTERS. CFSB shall have received a tax opinion from counsel for Old Kent, reasonably satisfactory in form and substance to CFSB's coun-sel. The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from Old Kent. The tax opinion shall be substantially to the effect that:

               7.6.1 REORGANIZATION. The Merger of CFSB with and into Old Kent will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Old Kent and CFSB will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

               7.6.2 NO GAIN OR LOSS. No gain or loss will be recognized by the stockholders of CFSB who receive shares of Old Kent Common Stock in exchange for all of their shares of CFSB Common Stock, except to the extent of any cash received in lieu of a fractional share of Old Kent Common Stock.

               7.6.3 STOCK TAX BASIS. The basis of the Old Kent Common Stock to be received by stockholders of CFSB will, in each instance, be the same as the basis of the respective shares of CFSB Common Stock sur-rendered in exchange therefor.

               7.6.4 HOLDING PERIOD. The holding period of the Old Kent Common Stock received by stockholders of CFSB will, in each instance, include the period during which the CFSB Common Stock surrendered in exchange therefor was held, provided that the CFSB Common Stock was, in each instance, held as a capital asset in the hands of the stockholder of CFSB at the Effective Time.

     7.7 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

     7.8 FAIRNESS OPINION. CFSB shall have received an opinion from Feldman Financial or such other nationally recognized financial advisor reasonably acceptable to Old Kent, dated as of the date of this Plan of Merger and renewed as of a date approximately the date of the Prospectus and Proxy Statement, to the effect that the Exchange Ratio is fair to

CFSB's stockholders from a financial point of view as of that date and such opinion shall not have been subsequently withdrawn.

     7.9 LISTING OF SHARES. The shares of Old Kent Common Stock that shall be issued to the stockholders of CFSB upon consummation of the Merger shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

     7.10 EXCHANGE AGENT CERTIFICATE. CFSB shall have received a certifi-cate from the Exchange Agent certifying to receipt of certificates for shares of Old Kent Common Stock to be issued and sufficient cash to make payments in lieu of fractional shares as contemplated by this Plan of Merger.


                   ARTICLE VIII - ABANDONMENT OF MERGER

     This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time (notwithstanding that approval of this Plan of Merger by the stockholders of CFSB may have previously been ob-tained) as follows:

     8.1 MUTUAL ABANDONMENT. By mutual consent of the boards of direc-tors, or duly authorized committees thereof, of Old Kent and CFSB.

     8.2 UPSET DATE. By either Old Kent or CFSB if the Merger shall not have been consummated on or before October 1, 1999, except that this right to terminate shall not be available to a party if the failure to consummate the Merge by such date is due to such party's breach of any of its obliga-tions under this Plan of Merger.

     8.3 OLD KENT'S RIGHTS TO TERMINATE. By Old Kent under any of the following circumstances:

               8.3.1 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VI have not been met or waived by Old Kent, at such time as such condition can no longer be satisfied not-withstanding Old Kent's best efforts to comply with the covenants in this Plan of Merger.

               8.3.2 ENVIRONMENTAL RISKS. If Old Kent has given CFSB notice of an unacceptable Environmental Risk as provided in Section 5.15.4 (OLD KENT'S RIGHT TO TERMINATE).

               8.3.3 POOLING QUALIFICATION. At any time after Old Kent's inde-pendent accountants shall have advised Old Kent that the Merger is unlikely to qualify for treatment as a pooling-of-interests for ac-counting and financial reporting purposes.

               8.3.4 APPROVAL OF CFSB'S STOCKHOLDERS. This Plan of Merger is not approved by CFSB's stockholders at the Stockholders' Meeting.

               8.3.5 MATERIAL ADVERSE EVENT. If there shall have occurred one or more events that shall have caused or are reasonably likely to cause a Material Adverse Effect on CFSB.

     8.4 CFSB'S RIGHTS TO TERMINATE. By the board of directors, or a duly authorized committee thereof, of CFSB under any of the following circum-stances:

               8.4.1 UPSET CONDITION. If the Upset Condition exists in accor-dance with Section 2.2 (UPSET PROVISION).

               8.4.2 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VII have not been met or waived by CFSB at such time as such condition can no longer be satisfied not-withstanding Old Kent's best efforts to comply with the covenants in this Plan of Merger.

               8.4.3 POOLING QUALIFICATION. At any time after Old Kent's inde-pendent accountants shall have advised Old Kent and CFSB that the Merger is unlikely to qualify for treatment as a pooling-of-interests for accounting and financial reporting purposes.

               8.4.4 APPROVAL OF CFSB'S STOCKHOLDERS. This Plan of Merger is not approved by CFSB's stockholders at the Stockholders' Meeting.

               8.4.5 MATERIAL ADVERSE EVENT. If there shall have occurred one or more events that shall have caused or are reasonably likely to cause a Material Adverse Effect on Old Kent.

     8.5 EFFECT OF TERMINATION. In the event of termination of this Plan of Merger by either CFSB or Old Kent as provided in this Article, this Plan of Merger shall forthwith become void and have no effect, and none of CFSB's, Old Kent's, any of their respective subsidiaries, or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby (other than the Option Agreement), except that (a) the Option Agree-ment and Sections 5.15 (CONFIDENTIALITY), 8.5 (EFFECT OF TERMINATION), 9.2 (NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS), and 9.4 (EX-PENSES), shall survive any termination of this Plan of Merger, and (b) notwithstanding anything to the contrary contained in this Plan of Merger, neither CFSB nor Old Kent shall be relieved or released from any liabili-ties or damages arising out of its breach of any provision of this Plan of Merger.


                        ARTICLE IX - MISCELLANEOUS

     Subject to the terms and conditions of this Plan of Merger, Old Kent and CFSB further agree as follows:

     9.1 "MATERIAL ADVERSE EFFECT" DEFINED. As used in this Plan of Merger, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to have a material negative impact on (a) the business, assets, financial condition, results of operations, or value of Old Kent and its subsidiaries, taken as a whole, or, as the case may be, CFSB and CFSB Bank, taken as a whole; or (b) the ability of Old Kent or CFSB, as the case may be, to satisfy the applicable closing conditions or consummate the Merger or perform its obligations under the Option Agreement. Notwithstanding the above, the impact of the following shall not be included in any determination of a Material Adverse
Effect: (a) changes in GAAP, generally applicable to financial institu-tions and their holding companies; (b) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party; (c) changes in economic conditions (including changes in the level of interest rates) generally affecting financial institutions; and (d) fees and expenses reasonably related to this transaction (such as any additional insurance coverages, employment and consulting services, legal, accounting, and investment banking fees and expenses, and severance and retention pro-visions).

     9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Plan of Merger or in any other agreement or instrument delivered pursuant to this Plan of Merger, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for the Option Agreement, Affiliate Agreements, Employment Amendments, and those covenants and agreements contained herein and therein that, by their terms, apply or are to be performed in whole or in part after the Effective Time.

     9.3 AMENDMENT. Subject to applicable law, this Plan of Merger may be amended, modified, or supplemented by, and only by, written agreement of Old Kent and CFSB, or by the respective officers thereunto duly authorized, at any time prior to the Effective Time.

     9.4 EXPENSES. Except as otherwise provided in this Plan of Merger, CFSB and Old Kent shall each pay its own expenses incident to preparing for, entering into, and carrying out this Plan of Merger, and incident to the consummation of the Merger. Each party shall pay the fees and expenses of any investment banker engaged by that party. The costs of all filing fees pertaining to the Registration Statement shall be paid by Old Kent. The costs of printing and mailing the Prospectus and Proxy Statement shall be paid by CFSB.

     9.5 SPECIFIC ENFORCEMENT. The parties each agree that, consistent with the terms and conditions of this Plan of Merger, in the event of a breach by a party to this Plan of Merger, money damages may be inadequate and not susceptible of computation because of the unique nature of CFSB, CFSB Bank, and the Merger. Therefore, the parties each agree that a fed-eral or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Plan of Merger by injunctive order or such other equitable means as may be determined in the court's discretion.

     9.6 JURISDICTION; VENUE; JURY. Old Kent and CFSB each agree to the jurisdiction and venue of any state or federal court located in Ingham County or Kent County, Michigan. Old Kent and CFSB each hereby waive their right to a trial by jury.

     9.7 WAIVER. Any of the terms or conditions of this Plan of Merger may be waived in writing at any time by action taken by the board of direc-tors of a party, a duly authorized committee thereof, or a duly authorized officer of such party. The failure of any party at any time or times to require performance of any provision of this Plan of Merger shall in no manner affect such party's right at a later time to enforce the same provi-sion. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation, or warranty.

     9.8 NOTICES. All notices, requests, demands, and other communica-tions under this Plan of Merger shall be in writing and shall be deemed to have been duly given if delivered or sent and received by a fax transmis-sion (if receipt by the intended recipient is confirmed by telephone and if hard copy is delivered by overnight delivery service the next day), a hand delivery, or a nationwide overnight delivery service (all fees prepaid) to the following addresses:

     IF TO OLD KENT:                     WITH A COPY TO:

     Old Kent Financial Corporation      Warner Norcross & Judd LLP
     Attention:  Mary E. Tuuk            Attention:  Shane B. Hansen
     111 Lyon St., N.W.                  900 Old Kent Building
     Grand Rapids, Michigan 49503        111 Lyon Street, N.W.
     Fax:   (616) 771-4698               Grand Rapids, Michigan 49503-2489
     Telephone: (616) 771-5272           Fax:       (616) 752-2500
                                         Telephone: (616) 752-2000

     IF TO CFSB:                        WITH A COPY TO:

     CFSB Bancorp, Inc.                 Housley Kantarian & Bronstein, P.C.
     Attention:  Robert H. Becker       Attention:  Harry K. Kantarian
     112 Allegan Street                 Suite 700
     Lansing, Michigan 48933-1814       1220 19th Street, N.W.
     Fax:       (517) 374-3557          Washington, D.C. 20036
     Telephone: (517) 483-4871          Fax:       (202) 822-0140

                                        Telephone: (202) 822-9611

     9.9 GOVERNING LAW. This Plan of Merger shall be governed, construed, and enforced in accordance with the laws of the State of Michigan, without regard to principles of conflicts of laws.

     9.10 ENTIRE AGREEMENT. This Plan of Merger supersedes all prior agreements between the parties with respect to its subject matter and con-stitutes (along with the agreements and documents referred to in this Plan of Merger) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter; except for matters set forth in any written instrument concurrently or contemporaneously exe-cuted by the parties. Neither party may assign any of its rights or obli-gations under this Plan of Merger to any other person.

     9.11 THIRD PARTY BENEFICIARIES. The terms and conditions of this Plan of Merger shall inure to the benefit of and be binding upon Old Kent and CFSB and their respective successors. Nothing in this Plan of Merger is intended to confer upon any person other than these parties any rights, remedies, obligations, or liabilities under or by reason of this Plan of Merger except as specifically set forth in this Plan of Merger.

     9.12 COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Plan of Merger shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by fax from a party. If so delivered by fax, the parties agree to promptly send original, manually executed copies by nationwide overnight delivery service.

     9.13 FURTHER ASSURANCES; PRIVILEGES. Either party to this Plan of Merger shall, at the request of the other party, execute and deliver such additional documents and instruments and take such other actions as may be reasonably requested to carry out the terms and provisions of this Plan of Merger.

     9.14 HEADINGS, ETC. The article headings and section headings con-tained in this Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

     9.15  CALCULATION OF DATES AND DEADLINES.   Unless otherwise speci-
fied, any period of time to be determined under this Plan of Merger shall be deemed to commence at 12:01 a.m. on the first full day after the speci-fied starting date, event, or occurrence. Any deadline, due date, expira-tion date, or period-end to be calculated under this Plan of Merger shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Grand Rapids, Michigan.

     9.16 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Plan of Merger is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Plan of Merger shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Plan of Merger to not achieve its essential pur-poses.

                [BALANCE OF THIS PAGE INTENTIONALLY BLANK]

          In Witness Whereof, the undersigned parties hereto have duly executed and acknowledged this Plan of Merger as of the date first written above.


                              Old Kent Financial Corporation


                              By    /S/ MARK F.  FURLONG
                                    Mark F. Furlong, Executive Vice President


                              CFSB Bancorp, Inc.


                              By    /S/ ROBERT H.  BECKER
                                    Robert H. Becker, President and
                                     Chief Executive Officer